UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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JACK IN THE BOX INC.
(Name of Registrant as Specified in Its Charter)

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JACK IN THE BOX INC.

January 16, 2008
Dear Stockholder:

You are invited to attend the Jack in the Box Inc. Annual Meeting of Stockholders in San Diego, California, on February 15, 2008. In the following pages you will find information about the meeting as well as a Proxy Statement.

To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the postage-paid envelope provided. We also offer shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about electronic voting. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

Sincerely,

Linda A. Lang
Chairman of the Board
and Chief Executive Officer

JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 15, 2008

To the Stockholders of Jack in the Box Inc.:

The 2008 Annual Meeting of Stockholders of Jack in the Box Inc. will be held at 2:00 p.m. on Friday, February 15, 2008, at the Marriott Courtyard, 8651 Spectrum Center Boulevard, San Diego, California for the following purposes:

1.	To elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as independent registered public accountants;

3.	To transact any other business as may properly come before the meeting, or any postponements or adjournments thereof.

The Board of Directors recommends that you vote FOR the seven nominees for director and FOR the ratification of the appointment of independent registered public accounting firm.

Only stockholders of record at the close of business on December 27, 2007, will be entitled to vote at the meeting.

You will need proof of ownership of Jack in the Box Inc. common stock to enter the meeting. If your shares are held in the name of a bank, broker or other holder of record, you will need a recent brokerage statement or letter from a bank as proof of ownership. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND A BROKERAGE STATEMENT OR LETTER FROM A BANK SHOWING THAT YOU OWN JACK IN THE BOX INC. STOCK, YOU MAY NOT BE ADMITTED TO THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on February 15, 2008.

The Proxy Statement, the annual report to shareholders and the annual report on Form 10-K are available at www.jackinthebox.com/investors/proxy.

By order of the Board of Directors

Phillip H. Rudolph
Secretary

San Diego, California
January 16, 2008

JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 15, 2008

SOLICITATION OF PROXIES

The Board of Directors of Jack in the Box Inc., a Delaware corporation (the “Company,” “we,” “us,” and “our”) solicits your proxies for the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m. on Friday, February 15, 2008, at the Marriott Courtyard, 8651 Spectrum Center Boulevard, San Diego, California, and at any postponements or adjournments of the meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.” This Proxy Statement, form of proxy, and the accompanying Jack in the Box Inc. 2007 Annual Report which includes the Annual Report on Form 10-K, were mailed to stockholders on or about January 16, 2008.

The Company will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and Annual Report. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. We have engaged Mellon Investor Services LLC (“Mellon”) to assist us in the solicitation of proxies, for which the Company will pay a fee not to exceed $5,500 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by Mellon, as well as by directors, officers or employees of the Company, who will receive no additional compensation for such services.

VOTING INFORMATION

Only holders of record of common stock at the close of business on December 27, 2007, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournment of the meeting. At the close of business on the Record Date, there were 59,400,327 shares of Jack in the Box Inc. Common Stock, $.01 par value (the “Common Stock”), outstanding, excluding treasury shares. Company treasury shares will not be voted. Each holder of record as of the Record Date is entitled to one vote for each share of stock held.

Quorum.  The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to have a quorum at the Annual Meeting. Abstentions and broker non-votes (described below) are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

Broker Non-Votes.  A “broker non-vote” occurs when your broker submits a proxy card for your shares but does not indicate a vote on a particular matter because the broker has not received voting instructions from you and does not have authority to vote on that matter without such instructions. Under the rules of the New York Stock Exchange, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker, in the absence of voting instructions from you, is entitled to vote your shares on Proposals 1 and 2 and other routine matters.

Voting and Revocability of Proxies.  Your proxy will be voted as you direct, either in writing or by telephone or Internet. If you give no direction, your proxy will be voted FOR the nominees for election as directors, and FOR Proposal 2, the ratification of the appointment of KPMG LLP as independent registered public accountants. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. See “Other Business.” The telephone and Internet voting procedures, available only if you are a stockholder of record, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded. The enclosed proxy card sets forth specific instructions that you must follow if you qualify to vote via telephone or Internet and wish to do so. You may revoke your proxy at any time before it is voted at the Annual Meeting by filing a written notice of revocation with the Secretary of the Company at the Company’s executive offices at 9330 Balboa Avenue, San Diego, California 92123, by filing a duly executed written proxy bearing a later date or, if you qualify, by a later proxy delivered using the telephone or Internet voting procedures. Your proxy will not be voted if you are present at the Annual Meeting and elect to vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS

All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their successors are elected and qualified. The current nominees for election as directors are set forth below. Should any nominee become unavailable to serve as a director, your proxy will be voted for such other person as the Board of Directors of the Company (the “Board”) designates. To the best of our knowledge, all nominees are and will be available to serve. Stockholders’ nominations for election of a director may be made only pursuant to the provisions of the Company’s Bylaws, described under “Other Business.”

Your vote may be cast in favor of the proposed directors or withheld. A plurality of the votes cast at the meeting (assuming a quorum) will be sufficient to elect the directors. Accordingly, withheld votes or broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

INFORMATION RELATED TO THE
ELECTION OF DIRECTORS, COMMITTEES OF THE BOARD OF DIRECTORS
AND MEMBER QUALIFICATIONS

Nominees for Director

The following table provides certain information about each nominee for director as of January 1, 2008. Effective February 15, 2008, the Committees will be reconstituted as described below under “2008 Committee Assignments.”

			Director
Name	Age	Position(s) with the Company	Since

Michael E. Alpert(4)(5)	65	Director	1992
George Fellows(4)	65	Director	2006
Anne B. Gust(2)(5)	49	Director	2003
Murray H. Hutchison(1)(2)(3)	69	Director	1998
Linda A. Lang(3)	49	Chairman of the Board and Chief Executive Officer	2003
Michael W. Murphy(1)(3)	50	Director	2002
David M. Tehle(1)(4)	51	Director	2004

(1)	Current Member of the Audit Committee

(2)	Current Member of the Compensation Committee

(3)	Current Member of the Executive Committee

(4)	Current Member of the Finance Committee

(5)	Current Member of the Nominating and Governance Committee

The business experience, principal occupations and employment of the nominees follows:

Mr. Alpert has been a director of the Company since August 1992 and is currently Chairman of the Finance Committee. Mr. Alpert was a partner in the San Diego office of the law firm of Gibson, Dunn & Crutcher LLP for more than five years prior to his retirement in August 1992. He is currently Advisory Counsel to Gibson, Dunn & Crutcher LLP, although he no longer provides services to or receives any compensation from the firm. Gibson, Dunn & Crutcher LLP provides legal services to us from time-to-time.

Mr. Fellows has been a director of the Company since November 2006. He has served as President and Chief Executive Officer of Callaway Golf, as well as one of its directors, since August 2005. Prior to joining Callaway, during the period 2000 through July 2005, he served as President and Chief Executive Officer of GF Consulting, a management consulting firm, and served as Senior Advisor to Investcorp International, Inc. and J.P. Morgan Partners, LLC. Previously, he served as President and Chief Executive Officer of Revlon, Inc.

Ms. Gust has been a director of the Company since January 2003 and currently serves as Chair of the Nominating and Governance Committee. Ms. Gust has served as Special Counsel to the Attorney General of the State of California since January 2007. She served as Executive Vice President and Chief Administrative Officer of The Gap, Inc. from March 2000 until her retirement in May 2005. She joined The Gap, Inc. in 1991 and served in various management roles prior to her appointment as Chief Administrative Officer, including General Counsel. Prior to joining The Gap, Inc., Ms. Gust was a lawyer at the firms of Orrick, Herrington & Sutcliffe LLP and Brobeck, Phleger & Harrison LLP.

Mr. Hutchison has been a director of the Company since May 1998 and serves as Lead Director. He served 24 years as Chief Executive Officer and Chairman of International Technology Corp., a large publicly traded environmental engineering firm, until his retirement in 1996. Mr. Hutchison serves as a director of Cadiz Inc., Cardium, Inc., and is Chairman of the Board of Texas Eastern Products Pipeline Co., LLC.

Ms. Lang has been a director of the Company since November 2003. Ms. Lang has been Chairman of the Board since October 3, 2005, and is currently the Chair of the Executive Committee. She has been Chief Executive Officer since October 3, 2005. Ms. Lang was President and Chief Operating Officer from November 2003 to October 2005, and Executive Vice President from July 2002, to November 2003. From 1996 through July 2002, Ms. Lang held officer level positions with responsibility for marketing or operations. Ms. Lang has 20 years of experience with the Company in various marketing, finance and operations positions. Ms. Lang serves as a director of WD-40 Company.

Mr. Murphy has been director of the Company since September 2002 and is currently Chairman of the Audit Committee. He has been President and CEO of Sharp HealthCare, San Diego’s largest integrated health system, since April 1996. Prior to his appointment to President and CEO, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs. He began his career at Sharp in 1991 as Chief Financial Officer of Grossmont Hospital before moving to Sharp’s system-wide role of Vice President of Financial Accounting and Reporting.

Mr. Tehle has been a director since December 2004. He has been Executive Vice President and Chief Financial Officer of Dollar General Corporation, a large discount retailer, since June 2004. Formerly a public company, Dollar General became a private company in 2007. Mr. Tehle served from 1997 to June 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc.

Directors’ Independence

The Board has analyzed the independence of each director and determined that the following directors are independent under the New York Stock Exchange listing standards and the additional Director Independence Guidelines adopted by the Board, and have no material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company): Messrs. Alpert, Fellows, Hutchison, Murphy and Tehle, and Ms. Gust. Ms. Lang is not considered independent because she is an officer of the Company. The Jack in the Box Inc. Director Independence Guidelines are attached hereto as Exhibit A.

2008 Committee Assignments

The Board of Directors has approved changes to the Board Committees to be effective February 15, 2008. The Committees shall be as follows:

Audit Committee	Finance Committee
David M. Tehle (Chair)	Michael E. Alpert (Chair)
Murray H. Hutchison	George Fellows
Michael W. Murphy	David M. Tehle

Compensation Committee	Executive Committee
Michael W. Murphy (Chair)	Linda A. Lang (Chair)
George Fellows	Murray H. Hutchison
Anne B. Gust	Michael W. Murphy
Murray H. Hutchison

Nominating and Governance Committee
Anne B. Gust (Chair)
Michael E. Alpert

Board Meetings and Committees of the Board of Directors

The Board held six meetings in fiscal 2007. We expect each director to attend each meeting of the Board and the committees on which he or she serves, and also expect them to attend the annual meeting. In fiscal 2007, each director attended 100% of the meetings of the Board and the committees on which he or she served, and all of the then-sitting directors attended the 2007 Annual Meeting.

The Board of Directors has five standing committees: Audit, Compensation, Nominating and Governance, Finance and Executive. The authority and responsibility of each committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance Committees is included in each committee charter as adopted by the Board of Directors. All committee charters can be found in the Corporate Governance section of the Company’s corporate website www.jackinthebox.com.

Committee Member Independence.  The Board has determined that each current and anticipated member of the Audit, Compensation, Nominating and Governance, and Finance Committees is independent as defined under the requirements of the New York Stock Exchange, as well as under the additional Independence Guidelines adopted by the Board. In addition, the members of the Audit Committee are all independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, and the members of the Compensation Committee are independent as required under Section 162(m) of the Internal Revenue Code. Independence determinations reflect upon both the membership of the above committees as presently constituted and after February 15, 2008.

Audit Committee.  As more fully described in its charter, included as Exhibit B to this Proxy Statement, the Audit Committee assists the Board of Directors with overseeing the integrity of the Company’s financial reports; the Company’s compliance with legal and regulatory requirements; the independent registered public accountant’s performance, qualifications and independence; the performance of the Company’s internal auditors and the Company’s processes for identifying, evaluating and addressing major financial risks. The Audit Committee has sole authority to select, evaluate and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee meets each quarter with the Company’s independent registered public accountants, KPMG LLP (“KPMG”), the Company’s Director of Internal Audit, and management to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases and the filing of quarterly and annual reports with the Securities and Exchange Commission. The Audit Committee also meets separately each quarter with each of KPMG, management and the Director of Internal Audit. The Board of Directors has determined that all members of the Audit Committee satisfy the financial literacy requirements of the New York Stock Exchange and that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules. The Audit Committee held six meetings in fiscal 2007.

Compensation Committee.  As more fully described in its charter, the Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive officer compensation and oversees the evaluation of management. The Compensation Committee reviews and approves the Company’s compensation philosophy, each of the compensation components, equity and benefit plans, and compensation of executive officers, including performance goals and objectives. The Committee approved the disclosures in the Company’s “Compensation Discussion and Analysis” beginning on page 13 of this Proxy Statement. The Compensation Committee held five meetings in fiscal 2007.

Executive Committee.  The Executive Committee is authorized to exercise all the powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee did not meet in fiscal 2007.

Finance Committee.  The Finance Committee assists the Board in advising and consulting with management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, oversight of the Company’s pension and 401(k) plans, the budget process and the financial implications of major acquisitions and divestitures. The Finance Committee held six meetings in fiscal 2007.

Nominating and Governance Committee.  The Nominating and Governance Committee assists the Board in identifying and recommending to the Board qualified candidates to become directors, including: considering nominees properly submitted by stockholders; developing and recommending to the Board a set of corporate governance guidelines; providing oversight with respect to the annual evaluation of Board, Committee and individual director performance; and recommending to the Board director nominees for each Board committee. All nominees for election as Directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee also assists the Board in its oversight of the Corporation’s insider trading compliance program. The Nominating and Governance Committee held six meetings in fiscal 2007.

Policy Regarding Consideration of Candidates for Director.  The Nominating and Governance Committee has the responsibility to identify, screen and recommend qualified candidates to the Board. The Nominating and Governance Committee will evaluate any recommendation for director candidates proposed by a stockholder. In order to be evaluated in connection with the Nominating and Governance Committee’s established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address at least 120 days prior to the anniversary of the date Proxy Statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders:

Nominating and Governance Committee of the Board of Directors
c/o Office of the Corporate Secretary
Jack in the Box Inc.
9330 Balboa Avenue
San Diego, CA 92123

Stockholder recommendations should include the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five year’s employment and business experience, a description of previous service as a director of any corporation or organization, and other relevant biographical information. There are no stated minimum criteria for director candidates. However, in evaluating director candidates, the Nominating and Governance Committee considers the following factors:

•	The appropriate size of the Board.

•	The needs of the Company with respect to particular talents and experience.

•	The knowledge, skills and experience of candidates in light of the knowledge, skills and experience already possessed by other members of the Board.

•	Experience with accounting rules and practices, and executive compensation.

•	Applicable regulatory and listing requirements, including independence requirements.

•	The benefits of constructive working relationships among directors.

•	The desire to balance the considerable benefit of continuity with the periodic injection of fresh perspective provided by new members.

The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC Rules, and for a majority of the Board to meet the definition of independence under the listing standards of the New York Stock Exchange. The Nominating and Governance Committee also believes it appropriate for certain key members of management to participate as members of the Board.

The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. From time to time the Committee may engage the services of outside search firms to help identify candidates. During fiscal year 2007, the Company engaged one such search firm, the Alexander Group, and paid approximately $1,800 in connection with identification of possible candidates.

After initial screening of a potential candidate’s qualifications, the Committee determines appropriate next steps, including requests for additional information, reference checks and interviews with potential candidates. All candidates must submit a completed form of the Company’s Directors and Officers Questionnaire as part of the consideration process.

Corporate Governance

The Board of Directors is committed to promoting ethical business practices and believes that strong corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. The Company regularly monitors developments in the area of corporate governance and may modify its Principles and Practices as warranted. Any modifications are reflected on the Jack in the Box Inc. website. (www.jackinthebox.com) The following Corporate Governance documents appear on the Company’s website under the “Investors,” “Corporate Governance” tabs. These materials are also available in print to any stockholder upon request.

•	Corporate Governance Principles and Practices.

•	Committee Charters for the Audit, Compensation, Finance and Nominating and Governance Committees.

•	Code of Conduct. In 1998, the Company adopted a Code of Ethics applicable to all Jack in the Box Inc. directors, officers and employees. The Company actively promotes ethical behavior by all employees. The Company’s Director of Ethics conducts regular training sessions for all levels of employees and officers. The Company also provides significant vendors with its Code of Ethics, as well as procedures for the communication of any concerns. The Company intends to satisfy the disclosure requirements of SEC Regulation S-K Item 406(d) regarding any amendment to, or waiver of, a provision of the Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting such information on the Company’s website. The Company has not made any such waivers and does not anticipate ever making any such waiver.

•	Communications with the Board of Directors. Stockholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, any individual director or group of directors, may write to the director in care of the Office of the Corporate Secretary, Jack in the Box Inc. 9330 Balboa Avenue, San Diego, CA 92123, or telephone 1-888-613-5225.

Director Independence Guidelines.  In addition to the Corporate Governance Principles and Practices, the Board has adopted Independence Guidelines, which are attached as Exhibit A.

Among other matters, the Corporate Governance Principles and Practices include the following items concerning the Board:

1. Meetings of Non-Management Directors.  The non-management directors of the Company meet separately on a regular basis in executive session. The Lead Director is responsible for setting the agenda and presiding at the meetings.

2. Lead Director.  The non-management directors appoint a lead director each year to set the agenda for and preside at the executive sessions of the Board. The lead director acts as the primary communication channel between the Board and the CEO, and determines the format and the adequacy of information required by the Board. For fiscal 2008, the non-management directors have appointed Murray Hutchison as lead director.

3. Limitation on Other Board Service.  The Company’s Corporate Governance Principles and Practices set forth the Board’s policy limiting non-management directors to simultaneous service on no more than four public companies, including Jack in the Box Inc. The Board has an approval process that generally limits each of our officers to serving on no more than one public company’s board outside of Jack in the Box Inc. affiliates. The approval process considers both the time commitment and potential business conflicts and is administered by the Nominating and Governance Committee.

4. Retirement Policy.  The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 73. Dr. Alice Hayes, current Chairman of the Compensation Committee and member of the Nominating and Governance Committee, has informed the Board that she intends to retire from the Board effective February 15, 2008.

5. Board, Committee and Individual Director Evaluations.  Each year the Directors complete an evaluation process focusing on an assessment of Board operations as a whole and the service of each director. Additionally, each of the Audit, Compensation, Finance and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its Charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations and reviews and reports to the Board on the annual self-evaluations completed by the committees.

6. New-Director Orientation and Continuing Education.  The Board works with management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the restaurant industry as well as Company personnel, facilities, strategies and challenges. Continuing education programs may include in-house and third-party presentations and programs.

7. Attendance at Annual Meetings.  The Company’s Corporate Governance Principles and Practices sets forth the Board’s policy on director attendance at our Annual Meeting of stockholders. It states that all directors shall make every effort to attend the Annual Meeting.

8. Stock Ownership Guidelines.  The Board has established stock ownership guidelines for non-management directors to appropriately link their interests with those of other stockholders. These guidelines provide that within a three-year period following appointment or election, the director should attain and hold an investment position of $150,000 in defined total stock value, exclusive of any outstanding stock options but including directly and indirectly held shares and the equivalent number of shares derived from deferral of director compensation. The Board has established ownership guidelines for senior officers as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Jack in the Box Inc.’s audited financial statements for the fiscal year ended September 30, 2007.

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of the three directors named below, each of whom is an “independent director” as defined in the applicable listing standards of the New York Stock Exchange. Our Board has determined that each of the members of the Audit Committee is an audit committee financial expert as defined by the Securities and Exchange Commission. The duties of the Audit Committee are summarized in this Proxy Statement under “Board Meetings and Committees of the Board of Directors” on page 5 and are more fully described in the Audit Committee charter adopted by the Board of Directors attached hereto as Exhibit B. The Audit Committee reviews and assesses the adequacy of its charter each fiscal year. The Audit Committee Charter can be found under the Investors/Corporate Governance/Committee Charters tabs on the Jack in the Box Inc. website at www.jackinthebox.com.

As more fully described in its charter, one of the Audit Committee’s primary responsibilities is to assist the Board in its general oversight of Jack in the Box Inc.’s financial reporting, internal controls and audit functions. Management is responsible for the following: the Company’s accounting and financial reporting principles; and establishing, maintaining and evaluating the effectiveness of disclosure controls and procedures as well as internal controls over financial reporting and the preparation, presentation, and integrity of the Company’s consolidated financial statements. KPMG, the Company’s independent registered public accountants, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Jack in the Box Inc. has an Internal Audit Department that reports to the Audit Committee and the Company’s General Counsel. The Internal Audit Department’s responsibilities include reviewing and evaluating the Company’s internal controls. The function of the Audit Committee is not to duplicate the activities of management, or the internal or external auditors, but to serve a Board-level oversight role in which it provides advice, counsel, and direction to management and the auditors.

The Audit Committee has sole authority to select, evaluate, approve fees, and when appropriate, to replace the Company’s independent registered public accountants. The Committee also pre-approves all audit and non-audit services performed by the independent auditors. The Audit Committee has appointed KPMG as the Company’s independent registered public accountants for fiscal year 2008 and has requested stockholder ratification of its appointment.

During the course of fiscal 2007, the Committee met and discussed with representatives of management, the Internal Audit Department staff and the independent auditors the matters over which the Committee has been delegated oversight responsibility. The Committee met regularly in separate private sessions with representatives of management, the Internal Audit Department staff and the independent auditors. The Audit Committee reviewed and discussed with management and KPMG the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007. The Audit Committee reviewed and discussed management’s report on the effectiveness of the Company’s internal control over financial reporting and KPMG’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, and (ii) the effectiveness of internal control over financial reporting.

The Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, the Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with KPMG its independence from the Company.

The Audit Committee has discussed with management and KPMG such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the reviews and discussions referred to above, and the reports of KPMG, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, for filing with the SEC.

Michael W. Murphy, Chair
Murray H. Hutchison
David M. Tehle

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

The following table presents fees billed for professional services rendered by KPMG for the fiscal years ended September 30, 2007, and October 1, 2006:

	2007	2006

Audit Fees(1)	$1,130,800	$1,056,775
Audit Related Fees(2)	98,600	65,500
Tax Fees(3)	0	17,907
All Other Fees	0	0

KPMG Total Fees	$1,229,400	$1,140,182

(1)	Audit fees include fees for the audit of the Company’s consolidated annual financial statements and the audit of (i) management’s assessment of our internal control over financial reporting in 2006 and (ii) the effectiveness of internal control over financial reporting. Audit fees also include fees for review of the interim financial statements included in our Form 10-Q quarterly reports, the review of Uniform Franchise Offering circulars in connection with state registrations of our franchises, and the issuance of consents and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	These fees consist of assurance and services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included under “Audit Fees.” This category includes primarily employee benefit plan audits, as well as attestations by KPMG that are not required by statute or regulation.

(3)	Tax fees consist of aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning.

Registered Public Accountants Independence.  The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the principal registered public accountant’s independence and has determined that the provision of such services has not adversely affected the registered public accountant’s independence.

Policy on Audit Committee Pre-Approval.  The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable Securities rules. The Audit Committee’s pre-approval policy is set forth in the Policy for Audit Committee Pre-Approval of Services, included as Exhibit C to this Proxy Statement.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG as the Company’s independent registered public accountants for fiscal year 2008. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment.

KPMG has served as independent auditor for the Company since 1986. One or more representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. The following proposal will be presented at the Annual Meeting:

Action by the Audit Committee appointing KPMG as the Company’s independent registered public accountants to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 28, 2008, is hereby ratified, confirmed and approved.

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting (assuming a quorum). For this proposal, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information on our compensation objectives and philosophy, the components of our compensation program and the reasons we provide each component. We also discuss how we determine targeted compensation and the basis of our pay decisions for the executive officers of the Company, including the amounts paid to the named executive officers (“NEO”) as shown in the “Summary Compensation Table”.

Oversight of the Executive Compensation Program

Role of the Compensation Committee.  The Compensation Committee (the “Committee”) acts pursuant to a written charter and is comprised entirely of independent directors. The Committee administers the Company’s executive compensation program on behalf of the Board and reviews and approves the Company’s compensation philosophy, each of the compensation components, equity and benefits plans, and compensation of executive officers, including performance goals and objectives. Discussions regarding the compensation of Ms. Lang, our Chairman and Chief Executive Officer (“CEO”) occur during executive session when only Committee members are present. The Committee recommends the CEO’s compensation to the full Board for final consideration and approval. Ms. Lang does not participate in these discussions.

Role of the Chief Executive Officer in Compensation Decisions.  The CEO discusses the performance of the executive officers with the Committee on an annual basis and provides recommendations on compensation actions for executive officers other than herself. Additionally, she provides her perspective and recommendations to the Committee on compensation and benefit plan design and strategies, financial goals and criteria for the annual incentive, and the amount of long-term incentive awards.

Role of the Independent Compensation Consultant.  To assist the Committee with its responsibilities, the Committee has retained the services of Towers Perrin, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant for comparative information, advice and perspective on matters related to CEO and executive officer compensation. The compensation consultant provides the Committee with objective information and expertise to make informed decisions on executive compensation. Towers Perrin maintains no other direct or indirect business relationships with the Company.

Towers Perrin performs an annual review of competitive compensation practices for all officer positions and based on that assessment provides advice regarding changes to base salaries, annual incentives, and long-term incentives. Market data is obtained from a variety of sources, including a national executive compensation database, restaurant industry survey, and proxy data of our industry peer group companies. We refer to these three sources collectively as our comparative benchmark group. The consultant attends the Compensation Committee meetings as requested, and in fiscal year 2007 attended four of the five Committee meetings.

Executive Compensation Philosophy and Objectives.  Our compensation philosophy, reviewed annually by the Compensation Committee, is to provide average pay for average performance and exemplary pay for exemplary performance. We define average pay as the median (50th percentile) of market pay, and exemplary pay as pay above the median. Throughout this proxy, when we use the term “market pay” or “market”, we are referring to the pay levels or practices of similar executive positions among our comparative benchmark group.

We target our base pay, annual incentive, and long-term incentives (collectively, “direct compensation”) at the median market pay. The guiding principle in the design and administration of our compensation program is built on this philosophy and serves the following objectives:

•	Attract, engage, and retain highly talented and skilled executives to execute our strategies.

•	Link pay to Company annual and long-term financial performance by aligning a significant portion of an executive’s direct compensation with the achievement of annual incentive goals and increases in the long term market value of the Company.

•	Provide a comprehensive total compensation package that is competitive with our industry peer group and general industry companies of similar size with which we compete for executive talent.

•	Promote an ownership mindset by requiring ownership of Jack in the Box stock by the named executive officers and other key executive officers.

NOTE:  Stock Split — On August 3, 2007, the Board of Directors approved a two-for-one split of our common stock, that was effected in the form of a 100% stock dividend on October 15, 2007. All historical share and per share data in our proxy reflects this two-for-one stock split, unless otherwise noted.

Components and Analysis of Total Compensation

Our total compensation program for executive officers consists of a combination of base salary, annual incentive, long-term incentives, benefits, and limited perquisites. The program is designed to provide an appropriate balance between annual and long-term performance of the Company, as well as between fixed and variable (“at-risk”) compensation. Each year, the Committee’s independent consultant provides the Committee and management with a comparison of the executive officers’ direct compensation with the direct compensation paid to executive officers of the organizations in the Company’s comparative benchmark group. Upon review of the information, the Committee makes its own assessments and decisions with respect to each of the compensation components described in more detail below.

•	Base salaries provide regularly-paid fixed cash compensation and enable the Company to attract and retain executives that are critical to our long-term success and have the knowledge and skills necessary to successfully fulfill their job duties and responsibilities. Each November, the CEO makes recommendations to the Committee on salary increases for the executive officers, as determined based on the factors described below.

To determine the appropriate salary level of an executive, the Company considers the performance of the executive during the fiscal year, time in position, the criticality of the role to the Company and the difficulty in replacing the executive. Individual performance is measured by what is achieved (results) as well as how it is achieved (behaviors). The Committee assesses the performance of the Chief Executive Officer, and the Chief Executive Officer assesses the performance of each of the other executive officers. The CEO, in consultation with the Company’s compensation department, determines the salary increase amount for each executive officer (other than herself) and subsequently provides the Committee with her assessment of their performance and recommended salary increase.

In November 2006, the Committee approved pay increases for the named executive officers to compensate them for their services rendered during the year. The increases, effective November 2006, ranged from 3% to 7% and were consistent with the percentage increases given to other employees in the Company. Base salaries of the named executive officers in fiscal 2007 averaged 96% of the 2007 market pay. Based on the assessment of the factors described above, the Committee believed the pay levels were appropriate relative to the market. In fiscal 2007 the CEO’s salary was approximately 1.4 times higher than the salary of the President & Chief Operating Officer (“COO”). The table below shows the 2007 annualized base salary of each named executive officer.

Executive Officer	Salary

Linda A. Lang	$750,000
Jerry P. Rebel	$391,000
Paul L. Schultz	$512,000
Lawrence E. Schauf	$365,000
David M. Theno	$342,000

•	Annual incentive is cash compensation based on achievement of annual operating goals. As such, an executive will only receive payment if certain performance goals are achieved. We provide an annual incentive to motivate and reward for the achievement of Company financial performance goals in earnings-per-share (“EPS”) and return-on-invested-capital (“ROIC”). Earnings-per-share is our primary metric (75% weight) because it is a key driver of shareholder return over the long-term and ROIC (25% weight) reflects how efficiently and effectively management deploys capital. The formula we use to calculate ROIC is “earnings from operations, less taxes, divided by stockholders’ equity plus financial debt.” The annual incentive is based solely on Company performance because we believe all executive officers, key management and staff should be focused on the same goals, and work together to achieve those goals.

Setting Annual Incentive Performance Goals.  The Committee approves annual incentive performance goals at the conclusion of the Company’s annual financial planning process and subsequent to the Board’s approval of the Company’s financial plan and budget for the fiscal year. At such time, the

Company assesses the future operating environment inside and outside the Company and develops projections of anticipated results. If the Company achieves the budget for the fiscal year, then the annual incentive payout will pay at targeted bonus levels (median — 50th percentile of market data). If the Company outperforms budget, then the annual incentive payout will be above the median of the market, and if it is below budget, payouts will be below the median. Each year the Committee approves goals that are considered to be challenging for the Company to achieve and generally reflect performance above the prior year.

In 2007, the EPS performance goal at budget (target) was 12% above prior fiscal year performance (FY 2006) and the goal at the maximum incentive payout level was 16.7% above prior fiscal year performance (FY 2006). As certified by the Committee, our performance results significantly exceeded budget and the annual incentive payouts were at the maximum level, as shown in the table below.

			2007		2007			2007
	2007	2007	Target		Actual		2007	Actual
	Target	Target	Performance		Performance		Incentive	Incentive
	Incentive	Incentive	EPS	ROIC	EPS	ROIC	Payout	Earned
Name	Payout(1)	($)	($)	(%)	($)	(%)	%(2)	($)

Linda A. Lang	75%	562,500	1.52	14.81	1.88	18.1	150%	1,125,000
Jerry P. Rebel	60%	234,600	1.52	14.81	1.88	18.1	120%	469,200
Paul L. Schultz	65%	332,800	1.52	14.81	1.88	18.1	135%	691,200
Lawrence E. Schauf	60%	219,000	1.52	14.81	1.88	18.1	120%	438,000
David M. Theno	55%	188,100	1.52	14.81	1.88	18.1	105%	359,100

(1)	Represents the percentage of annualized base salary at the end of the fiscal year.

(2)	Reflects the maximum percentage of annualized base salary at the end of the fiscal year.

Annual Target Bonus Percentage for fiscal year 2008.  An extensive review of our financial performance and compensation practices relative to our industry peer group was conducted in 2007. As a result of the review, the Committee concluded that the target bonus percentages on average for the CEO, President & COO, and Executive Vice President (“EVP”) & Chief Financial Officer (“CFO ”) were below market. To ensure competitive target bonus percentages consistent with our pay philosophy, and for retention purposes, the Committee approved an adjustment to the target percentage for these positions beginning in fiscal year 2008.

The change in the target bonus percentage correspondingly affected the maximum bonus percentage as shown in the following table:

Bonus Payout Percentages

	FY 2007			FY 2008
	Threshold	Target	Maximum	Threshold	Target	Maximum

Chairman & CEO	0%	75%	150%	0%	100%	200%
EVP & CFO	0%	60%	120%	0%	75%	150%
President & COO	0%	65%	135%	0%	75%	150%
Senior Vice President	0%	55%	105%	0%	55%	105%

•	Long-term incentives in the form of non-qualified stock options are designed to reward the executives for achieving longer term increases in shareholder value through appreciation in the price of Jack in the Box common stock. We believe that annual grants of non-qualified stock options align the personal financial interests of our executives with those of our stockholders. Our executives only receive a benefit from the options if the market value of Jack in the Box stock increases. In addition, options facilitate ownership in the Company, and serve to retain executives since options have a multi-year vesting schedule.

In 2007, the Committee’s compensation consultant provided stock option grant guidelines at market 50th percentile and 75th percentile based on total direct compensation (includes the total of base, bonus, and long-term incentives) of the comparative benchmark group. To determine the actual percentile at which to grant options, the Committee considered the Company’s overall fiscal year performance and recommendations from the Chairman & CEO on each executive’s individual performance. For fiscal 2007, the Committee approved grants to the following NEO’s, the CEO, President & COO and EVP & CFO, at approximately market 75th percentile to reflect the Company’s exemplary performance relative to our industry peer group in several key financial areas.

Option awards were granted effective September 14, 2007, with an exercise price equal to the closing price of Jack in the Box stock on the date of grant. The options vest at a rate of 33% per year over a three-year period, and have a seven-year term. This reflects a change in the vesting and term of prior grants, and is intended to better align with market practices as well as reducing option expense in the long term. The majority of options granted in prior years vest at a rate of 25% per year over a four-year period and have a ten-year term.

2007 Grant Guidelines

	50th Percentile	75th Percentile	Shares Granted

Linda A. Lang	200,000	300,000	300,000	(1)
Jerry P. Rebel	80,000	112,000	100,000	(2)
Paul L. Schultz	90,000	126,000	118,000	(2)
Lawrence E. Schauf	N/A	N/A	N/A	(3)
David M. Theno	30,000	42,000	30,000

(1)	Grant at 75th percentile with no offset applied under executive stock ownership program to compensate for lower base salary relative to market median.

(2)	Reflects reduction to grant award after applying offset under executive stock ownership program.

(3)	Mr. Schauf did not receive a grant as he retired on September 30, 2007, the last day of fiscal year 2007.

Timing of Regular Annual Stock Option Grants.  The regular annual stock option grant date is the date of the Committee’s regularly scheduled September meeting, and all grants are approved by resolution of the Committee. The dates of Board and committee meetings are scheduled years in advance of the actual date of the meeting. All stock options are granted with an exercise price equal to the closing price of Jack in the Box Inc. common stock on the date of grant.

•	Health & Welfare Benefits are an important component of the total compensation package and are commonplace among our comparative benchmark group and generally available to other employees in the Company. We provide both company-subsidized and voluntary benefit programs to our employees that generally include medical, dental, life insurance and disability coverage. In addition to the coverage provided in the regular plans, the executive officers participate in an executive health reimbursement program, for which the executives pay an additional premium, that provides for out-of-pocket healthcare expenses that exceed coverage under the regular plans, not to exceed $30,000 for the CEO and COO, $20,000 for the CFO, $15,000 for Senior Vice Presidents (“SVPs”), and $10,000 for other officers. The company also provides employer-paid term life insurance with a maximum value of $770,000. We provide this additional coverage so that our total benefits package enables us to recruit and retain talented executive officers.

In connection with Mr. Schauf’s retirement at the end of September 2007, the Company provided a one-time lump sum payment of $54,122 to assist in covering the cost of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and personal health insurance premiums until eligible for Medicare coverage.

•	Perquisites are limited and are typical of those provided to senior executives of our comparative benchmark group. We believe the perquisites denoted below are conservative but still allow us to compete for executive talent. The value of each perquisite is provided in the Summary Compensation Table.

	Named	Other
	Executive	Executive
Perquisite	Officer	Officers	Purpose

Annual Car Allowance (paid on bi-weekly basis)	✓	✓	To provide a benefit that enhances our ability to attract and retain executive talent.
Financial Counseling	✓	✓ (SVP and above)	To identify the financial and tax implications of our compensation and benefit programs.

•	Retirement Plans provide an opportunity for our employees, including our named executive officers, to achieve retirement income security as well as serving as a means to retain employees. Our named executive officers are participants in a tax-qualified defined benefit plan (“Retirement Plan”), along with our employees generally, in addition to a Supplemental Executive Retirement Plan (“SERP”). The SERP is a non-tax qualified pension plan and was established in response to the Internal Revenue Code limitations on pension benefits (based on an annual compensation limit) that can be accrued under our tax-qualified defined benefit pension plan. The SERP compensates participants in an equitable fashion for the reductions in their pension benefits resulting from these limitations. The Company has purchased corporate owned life insurance policies to offset its obligations under the SERP, which represents an unsecured claim against the Company.

In September 2007, the Committee evaluated the retirement benefits provided to participants in the SERP and the long term costs the Company bears in maintaining such a plan. Subsequent to this evaluation, the Committee approved freezing the SERP for new participants effective January 1, 2007. In lieu of the SERP, all new officers will receive an additional contribution of 4% of base salary and bonus to their non-qualified executive deferred compensation account for up to 10 years, as described below.

Non-qualified Deferred Compensation Plan.  The Executive Deferred Compensation Plan (“EDCP”) is available to all executive officers and other employees who are excluded from participating in our qualified 401(k) plan in order to meet the Internal Revenue Service (“IRS”) requirements. Participants may defer up to 50% of base salary and up to 100% of their annual cash bonus. The matching and vesting provisions are as follows:

Matching Contribution	Vesting

100% of the first 3% of deferred base and bonus	4 years / 25% vesting per year

All of the named executive officers are participants in the EDCP. Prior to 1990, two of the named executive officers were eligible to participate in the qualified Jack in the Box Inc. Easy$aver Plus (the “E$P”) Plan which includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code. Executive officers and certain other highly compensated employees were excluded from participating in the E$P Plan after 1989. Executive officers with existing cash balances in the E$P Plan as of 1989 are able to maintain their balances in the E$P Plan; however, they can no longer make deferrals into the Plan.

Review of Compensation — Benchmarking Executive Compensation

Each component of compensation for our executive officers discussed above is based on external market comparisons and internal comparisons of positions with similar scope of responsibility. For most executive positions, there are two primary sources of compensation survey data: 1) Towers Perrin executive compensation database for general industry data, and 2) Chain Restaurant Compensation survey for industry-specific data of our industry peer group. Proxy data for executive positions in our industry peer group is also used for the named executive officer positions. When analyzing the data, Towers Perrin typically uses regression analysis to adjust the data for differences in company size.

The companies in the industry peer group are reviewed periodically and changes made if necessary. In 2007, the Committee approved a change in the industry peer group to emphasize companies with short and long-term growth potential and market capitalization more similar to Jack in the Box Inc., and a high level of brand recognition. The Committee also considered the companies with which we compete for business and executive talent. The new industry peer group was part of the comparative benchmark group used to establish base, annual incentive, and long-term incentive targets for fiscal year 2008. The median revenue of the 2008 industry peer group is over 30% higher than the 2007 peer group (from $1.5 Billion to $2.0 Billion) and more closely approximates the annual revenue of Jack in the Box Inc. than the 2007 industry peer group.

2007 Industry Peer Group	2008 Industry Peer Group

Applebee’s International
Bob Evans Farms
Brinker International
CBRL Group
CKE Restaurants
Darden Restaurants
McDonald’s Corporation
Panera Bread
Papa John’s International
Ruby Tuesday
Ryan’s Family Steakhouse
Sonic Corporation
Steak n Shake
Wendy’s International
YUM! Brands	Applebee’s International
Brinker International
CBRL Group
CKE Restaurants
Cheesecake Factory
Darden Restaurants
McDonald’s Corporation
Panera Bread
PF Chang’s China Bistro
Ruby Tuesday
Sonic Corporation
Starbucks
Wendy’s International
YUM! Brands

Review of Compensation — Tally Sheets

Each year, the Committee reviews the various components of CEO and other executive officers’ compensation. In fiscal year 2007 the Committee reviewed tally sheets including components of cash compensation, equity-based compensation, and retirement and welfare benefits. Compensation tally sheets detailing the compensation components were prepared by management and reviewed by the Committee for each of the named executive officers, with the exception of Mr. Schauf who retired on the last day of fiscal year 2007, September 30, 2007. The Committee believes that executive compensation in fiscal 2007 was reasonable in its totality.

Executive Stock Ownership Requirements

A key objective of our executive compensation program is alignment with the long-term interests of our stockholders. To this end, in 2002, the Company adopted stock ownership guidelines for all named executive officers and other officers at the senior vice president level and above. The guidelines are intended to encourage retention and align the financial interests of these executives with those of our stockholders. Both shares directly owned by the executive and restricted shares awarded to the executive apply toward fulfillment of stock ownership guidelines.

Each September, the Committee reviews the share ownership of each executive officer and facilitates meeting ownership requirements by granting restricted shares. Each grant of restricted shares reduces the value of future stock option grants over a five year period. For new hires and promotions to an eligible executive position, the restricted stock grants are presented to the Committee for approval generally at the next meeting following the date of hire or promotion.

Restricted shares are held in an escrow account maintained by the Company and vesting is subject to the executive officer’s continued employment with the Company. Vested shares are determined and issued only upon termination.

Company stock ownership guidelines are the lesser of a fixed number of shares or a multiple of salary, as follows:

		Value as
Position	Shares	Multiple of Salary

Chairman & CEO	330,000	500%
President & COO	180,000	400%
Executive Vice President & CFO	110,000	300%
Senior Vice President	60,000	200%

Currently all named executive officers satisfy their respective stock ownership requirement.

Stock Ownership for the Named Executive Officers

				Value at	Value
	Direct	Restricted	Total	9/30/07	Ownership	Meets
Name	Ownership	Shares	Shares	@$32.42	Requirement	Requirement

Linda A. Lang	0	200,000	200,000	$6,484,000	$3,750,000	✓
Jerry P. Rebel	0	62,572	62,572	$2,028,584	$1,173,000	✓
Paul L. Schultz	80,690	30,168	110,858	$3,594,016	$2,048,000	✓
Lawrence E. Schauf	0	100,000	100,000	$3,242,000	$1,095,000	✓
David M. Theno	4,000	56,000	60,000	$1,945,200	$684,000	✓

Termination of Service

The named executive officers do not have employment or severance agreements, except in the event of a change of control as described in the Compensation and Benefits Assurance Agreement section below. When a named executive officer terminates employment with the Company, the executive will receive amounts according to the specific terms and provisions of each compensation or benefits plan as described below.

•	Amounts contributed under the Company’s qualified and non-qualified deferred compensation plans.

•	Amounts accrued and vested through the Company’s Pension Plans (Retirement Plan and SERP).

•	Any non-equity incentive award if terminated after the end of the fiscal year but before payment.

If eligible to retire under a Company-sponsored retirement plan, in addition to the above, under the terms of the award agreement, the executive is entitled to the following:

•	Accelerated vesting of options equal to 5% additional vesting for each full year of service with the Company, and accelerated vesting of stock awards in accordance with the vesting schedule of each award.

•	A prorated annual incentive award based on the number of full fiscal year periods completed prior to the effective date of retirement.

If an executive dies while employed by the Company, under the terms of the stock award agreement, all outstanding options and stock awards will become 100% vested on the date the executive terminates employment with the Company on account of death.

The values of additional potential payments to the NEO’s are provided in the section titled “Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

Compensation & Benefits Assurance Agreements

Each of the NEO’s, and three other executive officers, are subject to a Compensation & Benefits Assurance Agreement that provides compensation in the form of a lump sum and other benefits for the coverage periods set forth in the section titled “Potential Payments Upon Termination or Change in Control “ of this proxy. The list of covered executives is reviewed periodically by the Committee. We believe these agreements are important to provide continuity of management and provide the incentive to remain with the Company and continue to focus on running the business in the event of a pending or actual change in control event. Each agreement has a term of two years, and is subject to automatic extension for additional two year terms unless either party to the agreement gives notice of intent not to renew.

A detailed discussion of the provisions of the Compensation & Benefits Assurance Agreements and the associated monetary values is provided in the section titled “Compensation & Benefits Assurance Agreements” on page 26 of this Proxy Statement.

Tax and Accounting Information

Compensation decisions for executive officers are made with consideration of the Internal Revenue Code Section 162(m) implications. Section 162(m) places a limit of one-million ($1.0M) dollars on the amount of compensation that Jack in the Box can deduct in any one year for the named executive officers.

Since performance-based pay is excluded from this limit, we have designed our compensation program to provide the largest portion of an executive’s compensation through our annual cash incentive plan and long-term incentive plan in the form of stock options. Restricted stock awards are not considered performance-based under Section 162(m) and, accordingly, are subject to the $1.0 million limit on deductibility. Under Code Section 409A, amounts deferred by an employee under a non-qualified deferred compensation plan (such as the SERP and EDCP) may be included in gross income when deferred and subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. Stock options may be exempt from Section 409A if the exercise price is not less than the fair market value on the grant date, the number of shares subject to option is fixed on the grant date, and there is no subsequent deferral feature under the option. We administer the SERP, the EDCP and stock option awards consistent with Section 409A requirements.

We account for option expensing under Statement of Financial Accounting Standards (“SFAS”) 123R and use a binomial valuation model prepared annually by AON Consulting to determine the “fair value” of our stock options at grant.

COMPENSATION COMMITTEE REPORT

Management of the Company has prepared the Compensation Discussion and Analysis of the Company’s compensation programs. The Compensation Committee of the Board of Directors has reviewed and discussed with management and the Board the Compensation Discussion and Analysis contained in this proxy statement. On the basis of that review, the Committee approved on behalf of the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for fiscal year 2007, ending September 30, 2007.

THE COMPENSATION COMMITTEE
Alice B. Hayes, Chair
Anne B. Gust
Murray H. Hutchison

EXECUTIVE COMPENSATION

The Summary Compensation Table below provides compensation information for the named executive officers serving at the end of the fiscal year 2007, September 30, 2007. This includes Ms. Linda Lang, the Chairman and CEO, Mr. Jerry Rebel, the Executive Vice President and Chief Financial Officer, and the three most highly compensated executive officers, including (1) Mr. Paul Schultz, the President and COO, (2) Mr. Lawrence Schauf, Executive Vice President and Secretary, and (3) Mr. David Theno, Senior Vice President, Quality and Logistics. The table includes compensation paid, stock and option awards, non-equity incentive plan compensation earned, change in pension value and non-qualified deferred compensation earnings and all other compensation, whether paid or deferred.

Summary Compensation Table

						Non-Equity	Change in
						Incentive	Pension
						Plan	Value &
				Stock	Option	Compen-	NQDC	All Other
	Fiscal	Salary	Bonus	Awards	Awards	sation	Earnings	Compen-	Total
Name & Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)	sation($)(6)	($)

Linda A. Lang	2007	744,230	—	251,695	1,252,783	1,125,000	1,138,115	89,904	4,601,727
Chairman of the Board & CEO
Jerry P. Rebel	2007	388,000	—	109,014	339,923	469,200	121,864	79,671	1,507,672
Executive Vice President & Chief Financial Officer
Paul L. Schultz	2007	508,880	—	53,171	954,311	691,200	622,758	97,714	2,928,034
President & Chief Operating Officer
Lawrence E. Schauf(7)	2007	363,731	—	528,106	289,681	438,000	583,681	64,826	2,268,025
Executive Vice President & Secretary
David M. Theno	2007	340,846	—	58,660	524,135	359,100	383,747	48,363	1,714,851
Senior Vice President, Quality & Logistics

(1)	This column represents the base salary earned during the fiscal year, including any amounts deferred by the NEO in the Executive Deferred Compensation Plan.

(2)	The value of stock awards represents the dollar amount expensed in the Company’s financial statement in 2007 for stock awards pursuant to SFAS 123R, and includes awards made in 2007 and prior years. Pursuant to SEC rules, the amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to Note 8 Share-Based Employee Compensation in the Company’s financial statements in the Form 10-K for valuation assumptions.

(3)	The value of option awards represents the dollar amount expensed in the Company’s financial statement in 2007 for option awards pursuant to SFAS 123R, and includes awards made in 2007 and prior years. Pursuant to SEC rules, the amounts exclude the impact of estimated forfeitures. See the Grants of Plan-Based Awards Table for grant specific information. Refer to Note 8 Share-Based Employee Compensation in the Company’s financial statements in the Form 10-K for valuation assumptions.

(4)	Amounts in this column reflect the annual incentive awards earned for fiscal 2007 performance, which were approved by the Compensation Committee in November 2007 under the Executive Performance Bonus Plan.

(5)	The change in Pension Value is based on the difference of the June 30, 2007 actuarial present value of accrued benefits and the June 30, 2006 actuarial present value of accrued benefits. The actuarial present value of accrued benefits is based on the same interest rate and mortality rate assumptions used in the Company’s financial statements (a discount rate of 6.50% as of June 30, 2007 and 6.60% as of June 30, 2006 and the RP-2000 Mortality Table, projected to 2010 combined for employees and annuitants, separate for males and females with white collar adjustment. Participants are assumed to retire at the latest of current age and age 62, the plan’s earliest retirement date with unreduced benefits. No pre-retirement mortality, retirement or termination has been assumed for the present value factors). See the Pension Benefits Table for a detailed discussion of the Company’s pension benefits. Jack in the Box Inc.

does not pay “above market” earnings on non-qualified deferred compensation. For this reason, only pension accruals are shown.

(6)	Amounts in this column are detailed in the following “All Other Compensation Table”.

(7)	Mr. Schauf retired on September 30, 2007.

All Other Compensation Table

			Deferred			Company
			Compensation		Supplemental	Paid Life
		Car	Matching	Financial	Health	Insurance	Total All Other
Name	Year	Allowance	Contributions	Planning(1)	Insurance	Premiums	Compensation

Linda A. Lang	2007	$13,500	$22,327	$39,005	$14,074	$998	$89,904
Jerry P. Rebel	2007	$13,500	$25,716	$26,977	$12,480	$998	$79,671
Paul L. Schultz	2007	$13,500	$36,003	$33,198	$14,015	$998	$97,714
Lawrence E. Schauf	2007	$13,500	$10,912	$24,700	$14,716	$998	$64,826
David M. Theno	2007	$13,500	$20,998	$1,697	$11,170	$998	$48,363

(1)	For tax purposes, we provide a gross-up so that the executive realizes the full value of the benefit. The amount shown in the table reflects the benefit amount and the tax gross-up.

Grants of Plan-Based Awards

					All Other	All Other
					Stock	Option
					Awards:	Awards:	Exercise or	Grant Date
					Number of	Number of	Base Price of	Fair Value of
		Estimated Future Payouts Under			Shares of	Securities	Option	Stock and
	Grant	Non-Equity Incentive Plan Awards(1)			Stock or	Underlying	Awards	Option
Name	Date	Threshold	Target	Maximum	Units(2)	Options(3)	($/Sh)(4)	Awards(5)

Linda A. Lang	9/14/07	$0	$562,500	$1,125,000	—	300,000	$30.69	$3,198,000
Jerry P. Rebel	9/14/07	$0	$234,600	$469,200	—	100,000	$30.69	$1,066,000
Paul L. Schultz	9/14/07	$0	$332,800	$691,200	—	118,000	$30.69	$1,257,880
Lawrence E. Schauf(6)	—	$0	$219,000	$438,000	—	—	—	—
David M. Theno	9/14/07	$0	$188,100	$359,100	—	30,000	$30.69	$319,800

(1)	These columns show the potential payouts under the Annual Performance Bonus Plan for Executives based on the 2007 target and maximum bonus payout percentages of annualized base salary as of September 30, 2007. Bonus is prorata between performance levels.

(2)	There were no restricted stock shares awarded to the above named executive officers in 2007.

(3)	This column shows the number of stock options granted in 2007. The options vest and become exercisable ratably in three equal annual installments, beginning September 14, 2008, which is one year after the grant date.

(4)	This column shows the exercise price of stock options granted in 2007, which was the closing price of Jack in the Box common stock on the date of grant, September 14, 2007.

(5)	This column shows the full grant date fair value of stock options under SFAS 123R granted in 2007 using a binomial value on the grant date ($10.66). For additional information on the valuation assumptions, refer to the Share-Based Employee Compensation note in the Company’s financial statements in the Form 10-K for the year ended September 30, 2007, as filed with the SEC. The amounts shown in this column reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

(6)	No option grant was awarded in 2007 due to impending retirement date of September 30, 2007.

Outstanding Equity Awards at Fiscal Year End 2007

The following table provides information on all outstanding option awards and unvested stock awards held by each of the named executive officers at the end of fiscal year 2007. Each option grant is shown separately and the vesting schedule is shown as a footnote (2) to the table. The market value of the restricted stock awards is based on the closing price of Jack in the Box common stock as of the last day of the fiscal year, September 30, 2007, which was $32.42.

						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
						Number		Awards:	Payout
						of	Market	Number of	Value of
	Option Awards(2)					Shares	Value of	Unearned	Unearned
		Number of	Number of			or Units	Shares or	Shares,	Shares,
		Securities	Securities			of Stock	Units of	Units	Units or
		Underlying	Underlying			That	Stock That	Other	Other
		Unexercised	Unexercised	Option	Option	Have	Have Not	Rights	Rights
	Option	Options	Options	Exercise	Expiration	Not	Vested	That Have	That Have
Name	Grant Date	Exercisable	Unexercisable	Price	Date	Vested	($)	Not Vested	Not Vested

Linda A. Lang	—	—	—	—	—	135,000	$4,376,700	—	—
	11/06/2003	15,000	55,000	$9.45	11/06/2013
	9/10/2004	85,500	28,500	$14.46	9/10/2014
	9/16/2005	80,600	80,600	$17.625	9/16/2015
	9/15/2006	46,200	138,600	$26.28	9/15/2016
	9/14/2007	—	300,000	$30.69	9/14/2014
Jerry P. Rebel	—	—	—	—	—	62,572	$2,028,584	—	—
	11/06/2003	—	6,500	$9.45	11/06/2013
	9/10/2004	3,750	3,750	$14.46	9/10/2014
	9/16/2005	13,650	27,300	$17.625	9/16/2015
	9/15/2006	16,500	49,500	$26.28	9/15/2016
	9/14/2007	—	100,000	$30.69	9/14/2014
Paul L. Schultz	—	—	—	—	—	30,168	$978,047	—	—
	11/06/2003	88,500	29,500	$9.45	11/06/2013
	9/10/2004	37,500	12,500	$14.46	9/10/2014
	9/16/2005	68,700	68,700	$17.625	9/16/2015
	9/15/2006	24,500	73,500	$26.28	9/15/2016
	9/14/2007	—	118,000	$30.69	9/14/2014
Lawrence Schauf(1)	—	—	—	—	—	—	$—	—	—
	11/06/2003	22,500	—	$9.45	11/06/2013
	9/10/2004	13,000	—	$14.46	9/10/2014
	9/16/2005	25,300	—	$17.625	9/16/2015
	9/15/2006	23,320	—	$26.28	9/15/2016
David M. Theno	—	—	—	—	—	33,600	$1,089,312	—	—
	11/10/2000	26,000	—	$13.00	12/10/2010
	11/01/2001	38,000	—	$12.50	12/01/2011
	11/06/2003	—	25,000	$9.45	11/06/2013
	9/10/2004	22,500	7,500	$14.46	9/10/2014
	9/16/2005	12,500	12,500	$17.625	9/16/2015
	9/15/2006	4,000	12,000	$26.28	9/15/2016
	9/14/2007	—	30,000	$30.69	9/14/2014

(1)	Pursuant to the Stock Option Agreement, Lawrence Schauf received accelerated vesting on his option equal to 5% for each year of service on his retirement date, September 30, 2007.

(2)	Option Awards Vesting Schedule By Grant Date:

11/10/2000	20% vests each year for five years from date of grant
11/01/2001	20% vests each year for five years from date of grant
11/06/2003	25% vests each year for four years from date of grant
9/10/2004	25% vests each year for four years from date of grant
9/16/2005	25% vests each year for four years from date of grant
9/15/2006	25% vests each year for four years from date of grant
9/14/2007	33% vests each year for three years from date of grant

Option Exercises and Stock Vested in Fiscal 2007

The table below provides information on stock option exercises and shares acquired on the vesting of stock awards by the named executive officers:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name & Position	(#)	($)	(#)	($)

Linda A. Lang Chairman & CEO	268,400	$5,447,992
Jerry P. Rebel EVP, Chief Financial Officer	40,650	$895,755
Paul L. Schultz President & COO	124,000	$2,907,297
Lawrence E. Schauf EVP, Secretary	100,300	$1,456,413	100,000	$3,242,000
David M. Theno SVP, Quality & Logistics	76,400	$1,861,127

Retirement Plan. The Company offers retirement benefits under a company-funded defined benefit plan. The Retirement Plan provides the same benefit available to other employees employed in an administrative, clerical, or restaurant hourly position who have reached age 21 and completed one year of service with at least 1,000 hours of service. The Plan provides that a participant retiring at age 65 will receive an annual benefit, as follows:

1.	One-percent (1%) of Final Average Pay multiplied by Benefit Service, plus

2.	0.4% of Final Average Pay in excess of Covered Compensation multiplied by Benefit Service (maximum of 35 years of service).

Benefits are subject to grandfathered minimum benefit accruals under the previous plan as of December 31, 1988. Final Average Pay is defined as the highest five consecutive calendar years of pay (base and bonus) out of the last ten years of eligible service as an eligible employee. Pay excludes deferrals into the Executive Deferred Compensation Plan. Pay that can be taken into account for purposes of the formula is subject to an annual limit under the federal tax laws; the limit for 2007 is $225,000. Benefit Service is defined as the entire period of employment in calendar years and months while an eligible employee. Participants are credited with one full year of vesting service for a Plan year during which 1,000 hours are worked. Participants are 100% vested after completing 5 years of vesting service or reaching Normal Retirement Age. Participants are 0% vested until they are 100% vested.

The Employee Retirement Income Security Act of 1974 (“ERISA”) and various tax laws may cause a reduction in the annual retirement benefit payable under the Retirement Plan. Although normal retirement age is 65, benefits may begin as early as age 55 if participants meet the service requirements defined in the Retirement Plan; benefits payable are reduced 5/12 of 1% for each month benefits begin before normal retirement age. Retirement Plan benefits are not permitted to be paid to participants while they are actively employed with Jack in the Box Inc. Retirement Plan benefits are typically paid in the form of a monthly annuity. Participants may not elect a lump sum payment under the Retirement Plan.

Supplemental Executive Retirement Plan. The SERP was established in 1990 for selected executives in response to legislation restricting qualified plan benefits for “highly compensated employees.” The SERP provides for a percentage of replacement income based on Service and Final Average Compensation. Final Average Compensation for purposes of the SERP is defined as the average of the five highest calendar years of pay (base salary and bonus) out of the last ten years of employment with the Company. Benefit Service is defined as the entire period of employment in calendar years and months while an eligible employee.

The SERP provides that a participant retiring at age 62 will receive an annual benefit, as follows:

1.	The target replacement income from all Company funded sources, based on a maximum of 20 full years of service, is 60% of Final Average Compensation.

2.	For eligible officers with less than 20 years of service, the target percentage of 60% is reduced by applying a factor determined by dividing the number of years of actual service (maximum of 20 years) by 20.

In order to be eligible for a retirement benefit under the SERP, the participant must attain the earlier of age 62 or age 55 and ten years of service while employed at Jack in the Box or while disabled. Death benefits are payable if the participant dies while employed. Although normal retirement age is age 62, benefits may begin as early as age 55 reduced 5/12 of 1% for each month benefits begin before age 62. SERP benefits are not permitted to be paid to participants while they are actively employed with Jack in the Box Inc. Benefits are typically paid in the form of a monthly annuity. Participants may not elect a lump sum payment under the Plan. The SERP is unfunded and represents an unsecured claim against the Company.

Before 2007, each of the executive officers, including the named executive officers, could participate in the Company’s defined benefit plan and Supplemental Executive Retirement Plan if they met certain eligibility requirements. In 2007, the Committee evaluated the retirement benefits provided to participants in the SERP and the long term costs the Company bears in maintaining such a plan. Based on this evaluation, the Committee approved freezing the SERP to new participants effective January 1, 2007, and instead providing that new officers will receive an additional Company contribution of 4% of base salary and bonus to their EDCP account for up to ten years.

Pension Benefits Table

The pension table below shows the actuarial present value of the accumulated benefits of each named executive officer as of the end of the measurement year, including years of credited service, under the Retirement Plan and Supplemental Executive Retirement Plan. Present values were calculated using the interest rate and mortality assumptions used in the Company’s financial statements.

		Number of	Present Value of
		Years	Accumulated	Payments
		Credited	Benefit at Normal	During Last
Name	Plan Name	Service	Retirement Age(1)	Fiscal Year

Linda A. Lang	Retirement Plan	19	$261,154	—
	SERP(2)	19	$3,090,070	—
Jerry P. Rebel	Retirement Plan(3)	3	$56,493	—
	SERP(2)	3	$254,702	—
Paul L. Schultz	Retirement Plan	31	$535,831	—
	SERP(2)	31	$2,327,258	—
Lawrence E. Schauf(4)	Retirement Plan	10	$329,979	—
	SERP	10	$1,784,848	—
David M. Theno	Retirement Plan	14	$292,793	—
	SERP	14	$1,307,160	—

(1)	Present values shown were calculated using a discount rate of 6.50% as of June 30, 2007 and 6.60% as of June 30, 2006 and the RP-2000 Mortality Table, projected to 2010 combined for employees and annuitants, separate for males and females with white collar adjustment. Participants are assumed to retire at the latest of current age and age 62, the plan’s earliest retirement date with unreduced benefits. No pre-retirement mortality, retirement or termination has been assumed for the present value factors.

(2)	As of the end of the measurement period (June 30, 2007), Mrs. Lang, Mr. Rebel and Mr. Schultz are not yet vested in the SERP.

(3)	As of the end of the measurement period (June 30, 2007), Mr. Rebel is the only NEO not vested in the Retirement Plan

(4)	Mr. Schauf retired September 30, 2007.

Non-Qualified Deferred Compensation Table

The table below shows the contributions for each named executive officer made into the Executive Deferred Compensation Plan, including Company contributions, aggregate earnings and aggregate distributions for last fiscal year. All NEO’s in the table below are 100% vested in the Company contributions.

Non-Qualified Deferred Compensation Plan Table

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
Name	in Last FY(a)	In Last FY	in Last FY	Distributions	Last FYE

Linda A. Lang	$29,769	$22,327	$126,387	$—	$1,475,349
Jerry P. Rebel	$38,980	$25,716	$17,419	$—	$195,682
Paul L. Schultz	$223,688	$36,003	$194,968	$—	$2,234,515
Lawrence E. Schauf	$10,912	$10,912	$105,072	$—	$1,126,731
David M. Theno	$34,998	$20,998	$25,433	$—	$212,341

Executive Deferred Compensation Plan.  The EDCP was adopted in 1990 for all executive officers and other employees excluded from participation in the Easy$aver Plus 401k Plan (“E$P Plan”) and is a non-qualified deferred compensation plan. The EDCP is unfunded, and participants’ accounts represent unsecured claims against the Company.

Participants may defer up to 50% of base salary and up to 100% (less applicable taxes) of bonus pay. The Company matches 100% of the first 3% of the participant’s compensation that is deferred into the EDCP. Participants receive full and immediate vesting of their own contributions and vest in the matching contributions at the rate of 25% per year, becoming fully vested only after they have completed four full years of service with the Company.

As described above, beginning in January 1, 2007, new officers who otherwise would have been eligible for the SERP, receive an additional Company contribution for up to ten years, of 4% of base salary and bonus in their EDCP account. Participants vest 25% per year in the additional Company contributions.

The EDCP provides for a choice of 18 funds in an array of asset classes made available by the Company and selected by the participant. Benefits under this plan include an earnings component based upon theoretical investment options (they are designed to match the performance of actual investments). Investment options do not provide preferential earnings.

A participating officer elects when plan year balances are distributed, while employed and/or upon separation from service. All distributions are subject to the requirements of Section 409A of the Internal Revenue Code. In general, the following refers to non-vested balances and amounts deferred after January 1, 2005;

1.	A participant may elect when making a deferral election to receive distributions from the EDCP, called Scheduled In-Service Withdrawals, while employed. Vested company contributions are excluded this type of withdrawal. Scheduled In-Service Withdrawals permit a participant to receive a specific plan year’s deferral balance as early as 2 years after the end of the plan year. Scheduled In-Service Withdrawals are paid in January of the year as designated by the officer in the form of a lump sum. These withdrawals may not be accelerated. Election changes are subject to a five year delay in the start of benefit payments from the former scheduled withdrawal date.

2.	During each open enrollment, a participant may elect the method in which deferrals are paid upon termination of employment. Participants may select from two to ten annual installments or a lump sum. Although elections are carried forward year to year, a different payment method may be selected for a new plan year. Election changes are subject to a five year delay in the start of benefit payments from termination as defined under IRC 409A.

Amounts deferred and vested before January 1, 2005, are grandfathered and are not subject to IRC 409A (including, the five year delay rule and the “specified employee” rule).

Compensation & Benefits Assurance Agreements.  The Company considers Compensation & Benefits Assurance (“CIC”) agreements it has entered into with key executives to be in the best interest of its stockholders to foster the continuous employment of key management without potential distraction or personal concern if the Company were to be acquired by another company (“change in control”). These agreements help facilitate successful performance by key executive officers during an impending change in control, by protecting them against the loss of their positions following a change in the ownership or control of the Company, and ensuring that their expectations for long-term incentive compensation arrangements will be fulfilled. Generally, under the agreements, a change in control is defined to include (i) the acquisition by any person or group of 50% or more of the combined voting power of the Company (excluding acquisitions by the Company benefit plans or certain affiliates), (ii) individuals constituting our board of directors generally cease to constitute a majority of the board, (iii) certain mergers, consolidations, sales of assets or a stockholder-approved liquidation of the Company.

These agreements provide certain specified benefits if, within twenty-four full (24) calendar months from the effective date of a change in control event, their employment is terminated (i) involuntarily other than for cause, death, or disability or (ii) voluntarily for good reason. Voluntary termination for good reason is defined as (i) the assignment of the executive officer to duties or responsibilities inconsistent with the executive’s status or a reduction or alteration in the nature or status of the executive’s duties or responsibilities in effect as of ninety (90) days prior to the change in control event, (ii) the acquiring company’s requirement that an executive be based at a location in excess of fifty (50) miles from the executive’s location immediately prior to a change in control, (iii) a reduction in base salary in effect on the effective date of the change in control or failure by the company to increase annual base salary from time to time, (iv) failure of the acquiring Company to keep in effect any of the Company’s compensation, health and welfare, or retirement benefit plans, or any perquisites unless an alternative plan is provided of at least a comparable value, or (v) any breach by the acquiring Company of its obligations under this agreement. These terms are defined as a “Qualifying Termination.” CIC agreement benefits are not provided for terminations by reason of death, disability, voluntary termination without Good Reason, or the Company’s involuntary termination of the Executive’s employment for Cause.

In the event of a change in control of the Company and Qualifying Termination of an executive covered under a Compensation & Benefits Assurance agreement, the executive is entitled to the following severance benefits:

1.	A lump-sum cash payment equal to the executive’s unpaid annualized base salary, accrued vacation pay, and unreimbursed business expenses.

2.	A lump sum cash amount equal to a multiple of the executive’s then-current annual base salary.

Officer	Position	Multiple of Salary

Linda A. Lang	Chairman & CEO	3.0
Jerry P. Rebel	EVP & CFO	2.5
Paul L. Schultz	President & COO	2.5
Lawrence E. Schauf	EVP, Secretary	2.5
David M. Theno	SVP, Quality & Logistics	1.5

3.	A lump sum cash incentive award equal to the greater of the average bonus percentage for the last three fiscal years prior to the change in control effective date times the lump sum cash amount described in #2 above, or the average dollar amount of bonus paid for the last three fiscal years prior to the change in control. If an executive doesn’t have three full years of incentive awards, the Company will apply the target incentive award percentage for each missing year.

4.	Continuation of health insurance coverage at the same cost and same coverage level as in effective of an executive’s Qualifying Termination (subject to changes in coverage levels applicable to all employees generally) for a specified coverage period. This coverage runs concurrently with any coverage provided under the COBRA. If this requires a monthly payment amount, the Company will pay the required amount adjusted on a pre-tax basis. If an executive receives health insurance coverage with a subsequent employer prior to the end of 18 months, the continuation of health insurance coverage under this agreement will be discontinued.

Officer	Position	Coverage Period

Linda A. Lang	Chairman & CEO	36 months
Jerry P. Rebel	EVP & CFO	30 months
Paul L. Schultz	President & COO	30 months
Lawrence E. Schauf	EVP, Secretary	30 months
David M. Theno	SVP, Quality & Logistics	18 months

5.	The executive officer shall receive standard outplacement services, at Company expense, from a nationally recognized outplacement firm selected by the executive officer, for a period of up to one (1) year from the date of Qualifying Termination.

6.	All unvested restricted stock and stock options become fully vested, subject to the terms of the applicable Company Stock Incentive Plan.

7.	In the event that any portion of the payments and benefits provided for under the agreement are considered excess parachute payments under section 280G of the Internal Revenue Code and are thus subject to the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, the agreement provides for a conditional gross-up payment to reimburse the executive for the excise tax and additional taxes resulting from the imposition of the excise tax. The gross-up payment will be made, however, only if the amounts treated as “parachute payments” under Section 280G exceed the maximum amount payable under Section 280G (the “Section 280G Limit”) by more than 10%. If the parachute payments exceed the Section 280G limit by 10% or less, then the payments to the executive officer will be reduced to an amount that is one dollar less the Section 280G limit. The potential tax “gross up” payment is only applicable in the event of a change of control of the Company and, in the Committee’s view, is an appropriate method for the Company to insulate the executives from excise tax imposed under Section 1999 of the Code.

The following tables show potential payments to our named executive officers under our existing CIC agreement assuming a September 30, 2007 termination date and, where applicable, using the closing price of our common stock of $32.42 on September 28, 2007 (the last NYSE trading day in the fiscal year).

Supplemental Executive Retirement Plan.  In the event of a change in control and an involuntary termination not for cause or a voluntary termination for good reason, in accordance with the SERP, the named executive officer shall receive, in the form of three annual installments commencing on termination, the actuarial equivalent of his/her accrued early retirement benefit. Distributions under the SERP are subject to guidelines as listed under Section 409A of the Internal Revenue Code.

Non-Qualified Deferred Compensation.  In the event of a change in control, in accordance with the Executive Deferred Compensation Plan, participants shall become 100% vested. Accounts shall be distributed in accordance with the participant’s existing distribution election (on termination of employment or under a scheduled in-service withdrawal). Distributions under the EDCP are subject to guidelines as listed under Section 409A of the Internal Revenue Code.

Potential Payments Upon Termination or Change in Control

The following table shows potential payments to our named executive officers in the event of both (i) a change in control and (ii) either an involuntary termination not for cause or a voluntary termination for good reason under our Compensation and Benefits Assurance agreement, assuming a September 30, 2007 effective date and, where applicable, using the closing price of our common stock of $32.42 on September 28, 2007 (the last NYSE trading day in the fiscal year). The numbers shown in the table reflect additional payments resulting from the double trigger of a change in control and involuntary termination not for cause or voluntary termination for good reason. The number of vested shares and payments under the qualified pension plan and non-qualified deferred compensation plan are included in the tables disclosed earlier in this proxy titled “Outstanding Equity Awards at Fiscal Year End 2007”, “Pension Benefits Table”, and “Non-Qualified Deferred Compensation Table”, respectively.

In the event of a termination not related to a change in control, named executive officers will receive amounts under the terms and provisions of the specific plans in which they are a participant. The amounts shown in the table below reflect additional compensation that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on September 30, 2007. The amounts shown in the table below were prepared by the Company’s independent compensation consultant, actuary MullinTBG, and the Company’s Compensation and Benefits department.

		Equity		Continuation	Excise Tax
	Cash	Incentive	Pension	of Medical/	For	Total
	Severance	And Stock	Benefits	Welfare	Gross Up	Termination
	(1)	Awards(2)	(SERP)(3)	Benefits(4)	(5)	Benefits

Linda A. Lang(A)
Voluntary Term /Retirement Eligible	—	—	—	—	—	—
Voluntary or Involuntary Term Not for Cause	—	$1,053,650	—	—	—	$1,053,650
Death	—	$8,714,391	$1,709,000	—	—	$10,423,391
Disability	—	$5,430,350	$682,596	—	—	$6,112,946
CIC and Involuntary Term or Voluntary Term For Good Reason	$5,400,000	$8,714,391	$4,160,204	$76,362	$6,647,432	$24,998,389
Jerry P. Rebel(A)
Voluntary Term /Retirement Eligible	—	—	—	—	—	—
Voluntary or Involuntary Term Not for Cause	—	—	—	—	—	—
Death	—	$3,126,073	$813,533	—	—	$3,939,606
Disability	—	$2,028,584	$124,815	—	—	$2,153,399
CIC and Involuntary Term or Voluntary Term For Good Reason	$2,003,875	$3,126,073	$408,201	$61,317	$1,944,695	$7,544,161
Paul L. Schultz(A)
Voluntary Term /Retirement Eligible	—	—	—	—	—	—
Voluntary or Involuntary Term Not for Cause	—	—	—	—	—	—
Death	—	$3,552,008	$1,120,617	—	—	$4,672,626
Disability	—	$978,047	$406,152	—	—	$1,384,199
CIC and Involuntary Term or Voluntary Term For Good Reason	$2,815,947	$3,552,008	$4,090,753	$59,864	$2,949,011	$13,467,583
Lawrence E. Schauf(B)	—	—	—	—	—	—
David M. Theno(C)
Voluntary Term /Retirement Eligible	—	$2,108,780	$1,514,455	—	—	$3,623,235
Voluntary or Involuntary Term Not for Cause	—	$2,108,780	$1,514,455	—	—	$3,623,235
Death	—	$2,108,780	$1,854,521	—	—	$3,623,235
Disability	—	$2,108,780	$191,364	—	—	$2,300,144
CIC and Involuntary Term or Voluntary Term For Good Reason	$1,051,650	$2,108,780	$1,998,104	$38,825	—	$5,197,359

(A)	Ms. Lang, Mr. Rebel, and Mr. Schultz are not eligible to retire under any company sponsored plan as the end of fiscal 2007.

(B)	No estimated benefits and payments are provided as Mr. Schauf retired effective 9/30/2007.

(C)	Mr. Theno is eligible to retire under a company sponsored retirement plan.

(1)	Reflects multiple of annualized base salary and annual incentive value as described in the Compensation and Benefits Assurance Agreement section of this proxy.

(2)	The value of the equity awards presented in this table is based on the fiscal year end closing price of Jack in the Box common stock on 9/30/07, $32.42. The numbers represent the unvested portion that would be accelerated upon termination. The calculation of accelerated vesting of stock awards assume that the executive would be eligible to retire under a company sponsored retirement plan at the time of termination with the Company.

a)	Stock Awards — Upon termination not related to a change in control, if eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a schedule of the greater of a) 30% of the award vesting three years from the date of grant, and 10% vesting for each year of service thereafter as of the date of retirement, or b) such vesting as would have occurred had 10% of the Award vested for each year of service with the Company, or c) in such greater amount as may be determined by the Board in its sole discretion. If not eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a schedule of 15% vesting on or after 3 years from the grant date, and 5% vesting for each year of service thereafter as of the termination date. Stock awards vest 100% in the event of death or disability, and 100% in the event of termination resulting from a change in control.

b)	Option Awards — Upon termination not related to a change in control, and if eligible to retire under a company sponsored retirement plan, determination of shares vested here is based on a formula of 5% additional vesting for each year of service with the Company. There is no acceleration of Option Awards if not eligible to retire under a company sponsored retirement plan. Option awards will vest 100% in the event of Death, and on Disability is based on the number of shares which would have been vested as of twelve months following the Optionee’s first day of absence from work with the Company. For purposes of this table, no additional vesting is applied in the event of a Disability.

(3)	Annual benefit amounts listed for each NEO are subject to the vesting provisions of the SERP. Please review the Pension Benefits section for plan and vesting information. All values shown for SERP represent present values with the exception of disability. Disability benefits shown are annual amounts paid to the executive over their lifetime. Mrs. Lang, Mr. Rebel, and Mr. Schultz are not vested in the SERP. Mr. Theno is 100% vested. Values presented for Non-Qualified Pension benefits are based on the following:

a)	In the event of a voluntary/involuntary termination or death, benefit values are based on accrued benefits as of fiscal year end payable at normal retirement and were calculated based on a discount rate of 6.50% as of June 30, 2007 and the RP-2000 Mortality Table, projected to 2010 combined for employees and annuitants, separate for males and females with white collar adjustment using scale AA. In the event of death while actively employed, the amount of the survivor benefit shall be one (1) times the participant’s compensation and shall be defined as annualized current base salary plus the average of the bonuses paid for the three (3) most recent completed fiscal years. If, however, the date of death is at age 55 or later, the amount of the survivor benefit shall be the greater of one (1) times the participant’s compensation or the actuarial equivalent lump sum present value of the participant’s supplemental retirement benefit. Such benefit shall not be subject to any reduction of benefits.

b)	Disability benefits shown assume an NEO terminates employment with Company due to disability and remains continuously disabled until reaching early retirement age. Benefit values are based on accrued benefits as of the NEO’s earliest retirement age and were calculated based on a discount rate of 6.50% as of June 30, 2007 and the RP-2000 Mortality Table, projected to 2010 combined for employees and annuitants, separate for males and females with white collar adjustment using scale AA.

c)	In the event of a change in control, participants become 100% vested. Benefit values are based on accrued benefits as of fiscal year end and were calculated based on a discount rate of 6% and the RP-2000 Mortality Table, projected to 2010 combined for employees and annuitants, separate for males and females with white collar adjustment using scale AA.

(4)	Reflects benefits continuation as described on page 27 of this proxy and an outplacement estimate of $10,000.

(5)	If any portion of the payments and benefits provided for in an agreement would be considered “excess parachute payments” under Section 280G(b)(1) of the Internal Revenue Code and subject to excise tax, then the agreement provides for a “conditional gross up provision” whereby excise taxes are grossed up. In the event that the parachute payment exceeds the excise tax threshold by 10% or less, the executive severance is reduced to $1.00 below the threshold so that executives are not subject to excise taxes.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Compensation Committee recommends to the Board the form and amount of compensation for non-employee directors. Only non-employee directors are paid for serving as directors. The Board believes that level of director compensation generally should be competitive with that paid to directors of other corporations of similar size in the United States.

Annual Retainer

Each non-employee director is entitled to receive an annual cash retainer of $30,000. The lead director of the Board receives an additional $10,000 retainer. The Company reimburses non-employee directors for actual travel and out-of-pockets expenses incurred in connection with attendance at Board and committee meetings.

Committee Retainer and Meeting Fees

In addition to the annual retainer, each non-employee director who serves as a committee chair receives a retainer for such service in the amount of $10,000 for the Chair of the Audit Committee and $5,000 for all other committees of the Board, including the Compensation, Nominating and Governance, and Finance committees. Non-employee directors also receive a meeting fee of $2,500 for attendance at the annual shareholder meeting, $2,500 for attendance at each Board of Directors meeting, and $1,500 for attendance at each Committee meeting. Effective February 2008, the annual retainer for the Chair of the Compensation Committee will increase from $5,000 to $10,000.

Deferred Compensation Plan

Non-Employee directors may elect to defer all or a portion of their annual retainer and fees in the form of common stock equivalent units under the Jack in the Box Inc. Deferred Compensation Plan for Non-Management Directors. The number of common stock equivalents credited to a non-employee director’s account is based on a per share price equal to the average of the closing price of Jack in the Box Inc. stock on the NYSE during the ten (10) trading days immediately preceding the date of crediting. Amounts credited to the accounts are settled in an equal number of shares of common stock when the Director retires or terminates service from the Board. The deferred compensation plan is a non-qualified plan.

Equity Awards

Each non-employee director may receive an annual stock option grant at the Board’s September meeting under the 2004 Stock Incentive Plan. The number of stock options granted is based on a targeted total direct compensation value at the 50th percentile of market data for companies with a market cap similar to Jack in the Box. These stock options vest six months after the grant date and have an exercise price equal to the closing price of Jack in the Box Inc. common stock on the date of grant.

Initial Stock Option Grant Dates for Newly-Elected Non-Employee Directors

Upon joining the Board of Directors, non-employee directors are granted an initial stock option award under the 2004 Stock Incentive Plan, a shareholder approved Plan. The number of stock options granted is determined by multiplying the number of shares awarded in the most recent annual grant to non-employee directors by two. These options fully vest six months from the grant date and have an exercise price equal to the closing price of Jack in the Box common stock on the date of grant. George Fellows, newly-elected on November 9, 2006, was granted an initial stock option grant of 18,400 shares on the date of his election to the Board.

Director Stock Ownership Guidelines

The Board believes that all directors should have a meaningful ownership interest in Jack in the Box Inc. to align their interests with those of our stockholders. Prior to August 2007, non-management directors were expected to hold at least 10,000 shares of Jack in the Box common stock within three years of joining the Board. In fiscal 2007, the ownership guidelines were reviewed with requirements of other companies in our peer group and a revision was made to the Corporate Governance Principles and Practices to change the ownership expectation to $150,000 in defined total value of stock within three years of joining the Board, exclusive of any stock options. Direct or indirect holdings and the equivalent number of Company shares derived from any compensation that is deferred in the Non-Management Employee Deferred Compensation Plan are counted toward meeting stock ownership guidelines.

The following table provides information regarding compensation for each of the Company’s non-employee directors for fiscal year 2007. The Company’s non-employee director compensation program is comprised of cash (board and committee retainers and fees) and equity (deferred stock units and stock options).

2007 Non-Employee Director Compensation Table

	Fees Earned or	Option
	Paid In Cash	Awards	All Other
Name	(4)	(5)(6)	Compensation	Total

Michael E. Alpert	$63,500	$260,550	—	$324,050
George Fellows(2)	$49,500	$387,050	—	$436,550
Anne B. Gust(3)	$65,000	$673,050	—	$738,050
Alice B. Hayes	$65,000	$260,550	—	$325,550
Murray H. Hutchison	$70,000	$260,550	—	$330,550
Michael W. Murphy	$62,500	$260,550	—	$323,050
L. Robert Payne(1)	$6,500	$126,500	—	$133,000
David M. Tehle	$58,500	$260,550	—	$319,050

(1)	Mr. Payne retired from the Board effective 2/15/2007.

(2)	Mr. Fellows received a new hire grant at the beginning of his term of service on 11/09/2006.

(3)	Because the Company inadvertently neglected to provide a new hire grant to Ms. Gust at the beginning of her term of service in 2003, Ms. Gust received an additional grant of 30,000 shares in November 2006.

(4)	The amount reported in the “Fees Earned or Paid In Cash” column reflects total cash compensation paid to each director in 2007 and includes amounts deferred at the director’s election.

(5)	The amount reported in the “Option Awards” column reflects stock option grants under the 2004 Stock Incentive Plan. The stock options vest 100% at six months from the date of grant. This column represents the dollar amount expensed in the Company’s financial statement in 2007 for options awards pursuant to SFAS 123R, using a fair value of $13.75 and $13.41 for options granted on 11/09/2006 and 9/14/2007, respectively. Refer to note 8 of the Company’s financial statements in the Form 10-K for valuation assumptions. There were no forfeitures during the year by non-employee directors. The table below sets forth the number of stock options awarded in 2007 and the aggregate number of shares underlying stock options outstanding at the end of 2007.

		Aggregate Number of
	2007	Stock Options
Name	# Shares Granted	Outstanding at 9/30/07

Mr. Alpert	19,200	68,400
Mr. Fellows	28,400	28,400
Ms. Gust	49,200	98,400
Dr. Hayes	19,200	83,400
Mr. Hutchison	19,200	100,600
Mr. Murphy	19,200	48,400
Mr. Payne	9,200	150,600
Mr. Tehle	19,200	48,400

(6)	Non-employee directors received two stock option grants in 2007 due to a change in the timing of Board grants from November of each year to an annual grant in September of each year. This aligns the granting of Board grants with those of executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 27, 2007, information with respect to beneficial ownership of voting securities of the Company by (i) each person who is known to us to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer listed in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law, or as otherwise noted. The information in notes (2), (3) and (4) below reflects the pre-split holdings of the respective beneficial owners, however, the information in the following table and in footnote (1) below reflects the two-for-one stock split effected in the form of a 100% stock dividend on October 15, 2007.

	Number of Shares
	of Common Stock	Percent of
Name	Beneficially Owned(1)	Class(1)

Fidelity Investments(2)	6,748,600	8.9%
Barclays Global Investors UK Holdings Ltd.(3)	3,894,282	5.1%
Goldman Sachs Group Inc.(4)	2,942,414	3.9%
Linda A. Lang	412,300	*
Paul L. Schultz	359,558	*
David M. Theno	188,000	*
Murray H. Hutchison	100,600	*
Anne B. Gust	98,400	*
Jerry P. Rebel	92,722	*
Alice B. Hayes	87,400	*
Michael E. Alpert	73,400	*
David M. Tehle	51,400	*
Michael W. Murphy	48,400	*
George Fellows	34,400	*
Lawrence E. Schauf	0	*
All directors and executive officers as a group (16 persons)	1,795,487	2.5%

*	Less than one percent

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Messrs. Schultz, Theno, Rebel, Schauf, Hutchison, Alpert, Murphy, Tehle and Fellows, and Ms. Lang, Ms. Gust and Dr. Hayes have the right to acquire through the exercise of stock options within 60 days of the above date, 248,700, 128,000, 30,150, 0, 100,600, 68,400, 48,400, 48,400, 28,400, 212,300, 98,400, and 83,400 respectively, of the shares reflected above as beneficially owned. As a group, all directors and executive officers have the right to acquire through the exercise of stock options within 60 days of the above date 1,193,500 of the shares reflected above as beneficially owned. In addition, the shares reflected as beneficially owned by Messrs. Schultz, Rebel, Theno and Schauf, and Ms. Lang include 30,168, 62,572, 56,000, 0 and 200,000 shares, respectively, for restricted stock awards. As a group, the shares reflected as beneficially owned by all directors and executive officers include 478,942 restricted stock awards. Restricted stock shares may be voted by such executive officers; however, the shares are not available for sale or other disposition until the expiration of vesting restrictions upon retirement or termination.

(2)	According to its Form 13F filing as of September 30, 2007, FMR LLC., on behalf of certain of its direct and indirect subsidiaries, Fidelity Management & Research Company and FMR Co., Inc. and Pyramis Global Advisors Trust Company, indirectly held and had investment discretion with respect to 3,374,300 shares. Fidelity Management & Research Company and FMR Co., Inc. were the beneficial owners of 3,284,600 shares, of which they had no voting power with respect to 3,284,600 shares. Pyramis Global

Advisors Trust Company was the beneficial owner of 89,700 shares, of which it had sole voting power. The address of Fidelity Management and Research Company, FMR Co., Inc, and Pyramis Global Advisors Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	According to its Form 13F filing as of September 30, 2007, Barclays Global Investors UK Holdings Ltd., on behalf of certain of its direct and indirect subsidiaries, Barclays Global Investors, N.A., Barclays Global Fund Advisors, and Barclays Global Investors Ltd. indirectly held and had investment discretion with respect to 1,947,141 shares. Barclays Global Investors, N.A. was the beneficial owner of 1,002,713 shares, of which it had sole voting power with respect to 892,631 shares and no voting power with respect to 110,082 shares. Barclays Global Fund Advisors was the beneficial owner of 930,729 shares, of which it had sole voting power. Barclays Global Investors Ltd. was the beneficial owners of 13,699 shares, of which it had no voting power with respect to 13,699 shares.

(4)	According to its Form 13F filing as of September 30, 2007, Goldman Sachs Group, Inc., on behalf of certain of its direct and indirect subsidiaries, Goldman Sachs Asset Management L.P., Goldman, Sachs & Co., Goldman Sachs Trust Company, N.A., and Goldman Sachs International, indirectly held and had investment discretion with respect to 1,471,207 shares. Goldman Sachs Asset Management L.P. was the beneficial owner of 1,349,803 shares, of which it had sole voting power with respect to 1,281,393 shares and no voting power with respect to 68,410 shares. Goldman, Sachs & Co. was the beneficial owner of 72,510 shares, of which it had sole voting power. Goldman Sachs Trust Company, N.A. and Goldman Sachs Asset Management L.P. were the beneficial owners of 40,315 shares, of which it had shared voting power with respect to 40,315 shares. Goldman Sachs International was the beneficial owner of 8,579 shares, of which it had sole voting power. The address of Goldman Sachs Asset Management L.P., Goldman, Sachs & Co., Goldman Sachs Trust Company, N.A., and Goldman Sachs International is 85 Broad Street, New York, New York 10004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of more than 10% of the Company’s Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company’s Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2007 were filed on a timely basis.

OTHER BUSINESS

We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

Pursuant to the Company’s Bylaws, in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder’s notice to present business at the Annual Meeting or to make nominations for the election of a director must be delivered to the principal executive offices of the Company not less than one hundred twenty (120) days in advance of the first anniversary of the date that the Company’s Proxy Statement was first released to stockholders in connection with the previous year’s Annual Meeting, except if the date of the annual meeting is more than thirty (30) calendar days earlier than the date contemplated at the time of the previous year’s Proxy Statement, notice must be received not later than the close of business on the tenth (10th) day following the day on which the date of the Annual Meeting is publicly announced. Such notices shall set forth, as to the stockholder giving notice, the stockholder’s name and address as they appear on the Company’s books, and the class and number of shares of the Company which are beneficially owned by such stockholder. Additionally, (i) with respect to a stockholder’s notice regarding a nominee for director, such notice shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) with respect to a notice relating to a matter the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and any material interest of the stockholder in such business.

The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. In order for stockholder suggestions regarding possible candidates for director to be considered by the Nominating and Governance Committee, such information should be provided to the Committee in writing at least one hundred twenty (120) days prior to the anniversary of the date that proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders. Stockholders should include in such communications the name and biographical data of the individual who is the subject of the communication and the individual’s relationship to the stockholder.

Stockholders may send any recommendations for director nominees or other communications to the Board of Directors or any individual or group of directors at the following address. All communications received are reported to the Board or the individual directors:

Board of Directors (or specified directors)
c/o Corporate Secretary
JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, CA 92123

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request sent to the above address or may be accessed on the Internet at: www.jackinthebox.com

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s proxy solicitation materials to be distributed in connection with the Company’s Annual Meeting of Stockholders to be held in the year 2009 must set forth such proposal in writing and file it with the Secretary of the Company on or before September 18, 2008. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. See “Other Business” above.

Exhibit A

JACK IN THE BOX INC.
DIRECTOR INDEPENDENCE GUIDELINES

a.	A director shall not be independent if he or she is a director, executive officer, partner or owner of 5% or greater interest in a company that either purchases from or makes sales to our Company that total more than 1% of the consolidated gross revenues of such company for that fiscal year.

b.	A director shall not be independent if he or she is a director, executive officer, partner or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than 1% of the consolidated assets of either our Company or such other company.

c.	A director shall not be independent if he or she is a trustee, director or executive officer of a charitable organization that has received in that fiscal year, discretionary donations from our Company that total more than 1% of the organization’s latest publicly available national annual charitable receipts.

A-1

Exhibit B

JACK IN THE BOX INC.
AUDIT COMMITTEE CHARTER
Ratified August 2, 2007

A.	AUTHORITY

The Board of Directors (“the Board”) of Jack in the Box Inc., by resolution dated November 1, 1985, established the Audit Committee (the “Committee”).

B.	PURPOSE

The Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on (i) the integrity of the financial reports and financial reporting process, including the Corporation’s systems of internal controls over financial reporting (ii) policies and guidelines for risk management, and (iii) the Corporation’s compliance with legal and regulatory requirements. The Committee will also review the qualifications, independence and performance, and approve the terms of engagement of the Corporation’s independent auditor, review the performance of the Corporation’s internal audit function and prepare any reports required of the Committee under rules of the Securities and Exchange Commission. (“SEC”)

C.	COMMITTEE MEMBERSHIP

The Committee will have a minimum of three members.

1.	All Committee members will meet the independence and experience requirements of the New York Stock Exchange and the SEC. Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member should be an “audit committee financial expert” as determined by the Board in accordance with the rules of the SEC.

2.	No member of the Committee may receive any compensation from the Corporation other than (i) director’s fees (including fees for service as a member of any Committee of the Board) and (ii) a pension or other deferred compensation for prior service that is not contingent on future service.

3.	No director may serve as a member of the Committee if such director simultaneously serves on the audit committees of more than two other public companies without prior disclosure to the Committee and the Board and an affirmative determination by the Board that such simultaneous service does not impair the ability of such director to effectively serve on the Committee, which determination will be disclosed in the annual proxy statement.

4.	The members and the Chair of the Committee will be appointed by the Board after considering the recommendations of the Nominating and Governance Committee and will serve until their successors are duly elected and qualified or until their earlier resignation or removal. If a Chair is not appointed by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee.

5.	The Board may fill vacancies on the Committee after considering the recommendations of the Nominating and Governance Committee.

6.	The Board may remove a Committee member from the Committee at any time with or without cause.

D.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Corporation will provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. The Committee, at its discretion, has the authority to initiate special investigations and hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter.

The independent auditors for the Corporation are accountable to the Board and the Committee and report directly to the Committee.

In carrying out its responsibilities, the Board believes the policies and procedures of the Committee should remain flexible, in order to best react to changing conditions.

1.  Oversight Of The Independent Auditor

The Committee will:

a.  Appointment, Compensation, Termination

Be directly and solely responsible for the appointment, termination, compensation, retention and oversight of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.

b.  Approve All Fees

In advance of the engagement of the independent auditor, approve all audit services, non-audit services, fees and other terms of engagement in accordance with SEC rules. The Committee may establish pre-approval policies and procedures for audit and non-audit services provided that such policies and procedures specify that the Committee will be promptly informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures.

c.  Review SAS 61 AND ISB Standard No. 1 Matters

Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor, consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended.

d.  Annual Report On Quality Control and Independence

Annually obtain and review a report from the independent auditor describing (i) the auditor’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditor and the Corporation.

e.  Evaluation

Annually review and evaluate the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead partner of the independent auditor, and report to the Board on the Committee’s conclusions together with any recommendations for action. In making this review, the Committee will take into account the opinions of management and the Corporation’s internal auditor.

f.  Firm and Partner Rotation

Consider whether there should be rotation of the audit firm, and report to the Board on the Committee’s conclusions. Consult with the independent auditor to assure the rotation, every five years, of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

g.  Scope and Staffing Of Annual Audit

Meet with the independent auditor and financial management of the Corporation, prior to the audit, to review the scope of the proposed audit for the current year, staffing of the audit and the audit procedures and at the conclusion of the audit, review such audit including any comments or recommendations of the independent auditor. While the Committee has the process and responsibilities set forth in the Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements present fairly the financial position, the results of operations, and the cash flows of the Company, in compliance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. In carrying out this oversight responsibility, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

h.  Auditor Difficulties

Review and discuss with the independent auditor any problems or difficulties the auditor may have encountered during the course of an audit, including

(1)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(2)	Any changes required in the planned scope of the audit.

(3)	Any accounting adjustments proposed by the auditor but “passed” (as immaterial or otherwise).

(4)	Any other material communication provided by the auditor to the Corporation’s management.

i.  Auditor Communications With National Office, Significant Issues

At its discretion, review with the outside auditor both (i) communications between the audit team and the audit firm’s national office respecting any significant auditing or accounting issues presented by the engagement and (ii) the internal audit department responsibilities, budget and staffing.

j.  Auditor Assurances

Obtain assurance from the outside auditor that the annual audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

k.  Auditor’s Analysis Of Significant Judgments And Alternative Treatments

As needed, review an analysis prepared by management and/or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation and presentation of the Corporation’s financial statements, including an analysis of the effect of alternative GAAP methods on the Corporation’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

l.  Hiring Policy

Set policies for the Corporation’s hiring of employees or former employees of the independent auditor who were engaged on the Corporation’s audit account.

2.  Review of Financial Reporting Policies and Procedures

The Committee will:

a.  Forms 10-K And 10-Q

Review and discuss with management and the independent auditor, the Corporation’s annual audited financial statements and quarterly financial statements, and any certification report, attestation, opinion or review rendered by the independent auditor, including (i) the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” (“MD&A”), (ii) major issues regarding accounting principles, auditing standards and financial statement presentation, (iii) the independent auditor’s judgment as to the accuracy of financial information, adequacy of disclosures and quality of the Corporation’s accounting principles. Recommend to the Board whether the audited financial statements of the Corporation should be included in the Corporation’s annual report on form 10K.

b.  Critical Accounting Policies

Review and discuss with the independent auditor the critical accounting policies and practices used by the Corporation, alternative treatments of financial information within generally accepted accounting principles that the independent auditor has discussed with management, the ramification of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

c.  Review Of Releases

Review with management and the independent auditor the Corporation’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies, including any “pro forma” or adjusted financial information.

d.  Review Correspondence With Regulators

Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

e.  Review Assessment Of Internal Controls

Review with management its assessment of the effectiveness and adequacy of the Corporation’s internal controls, including discussing with the CEO and CFO (i) any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, (ii) any material weaknesses in Internal Controls identified to the auditors, and (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

f.  Review Special Audit Steps

Review any special audit steps adopted in light of material control deficiencies.

g.  Review Auditor’s Attestation

Review with the independent auditor the attestation and report on the assessment made by management, and consider with management, the internal auditors and the independent auditor whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s attestation.

h.  Review Disclosure Controls And Procedures

To the extent it deems appropriate, review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such disclosure controls.

i.  Internal Audit

Review the internal audit function of the Corporation including Internal Audit responsibilities, budget, staffing, independence of the Internal Audit function, the ability of Internal Audit to raise issues to the appropriate level of authority, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor. The Committee should request copies or summaries of the significant reports to management prepared by the internal auditing department and management’s responses. Review recommendations and findings of the internal auditor to assure that appropriate actions are taken by management.

j.  Regularly Review Internal Audit Charter

Review the appointment and replacement of the internal auditor.

k.  Review Effect Of Off-Balance Sheet Transactions

Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as the impact of off-balance sheet transactions or structures on the Corporation’s financial results and operations.

l.  Review Significant Changes In Accounting Practices

Review and approve significant changes to the Corporation’s selection or application of accounting principles and practices as suggested by the independent auditor, internal auditor or management.

3.  Risk Management, Related Party Transactions, Legal Compliance and Ethics

The Committee will:

a.  Risk Assessment

Discuss with management the Corporation’s policies with respect to risk assessment and risk management, the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

b.  Regulatory Action And Legal Proceedings

Review with the Corporation’s General Counsel (i) any material government investigations, (ii) material pending or threatened legal proceedings involving the Corporation and (iii) other contingent liabilities.

c.  Related Party Transactions

Conduct or authorize an appropriate review of any related party transactions deemed significant by the Committee.

d.  Insider Transactions

Review reports and disclosures of insider and affiliated party transactions.

e.  Compliance Program

Review the Corporation’s policies and procedures for compliance with laws and regulations that may impact financial reporting and disclosure.

f.  Ethics Program

Periodically review and approve the Corporation’s ethics code or “Code of Conduct” (as such code is set forth in the booklet entitled “TRUST” and other Corporation policies). Recommend material changes for approval by the Board of Directors. Monitor compliance with the ethics code by reviewing quarterly reports from the Corporation’s ethics officer. Provide for and review prompt disclosure to the public of any substantive change in, or any waiver of, such ethics code.

g.  Complaint Procedures

Periodically review and approve the Corporation’s procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. Monitor compliance with such procedures.

h.  Violations Of Ethics Code

As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Ethics Code and adopt as necessary remedial, disciplinary or other measures with respect to such conduct.

i.  Investigations

Conduct or authorize an investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Report to the Board of Directors the results of its investigation and make such recommendations, as it may deem appropriate.

j.  Annual Review Of Charter

Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

k.  Performance Evaluation

Annually review its own performance.

E.  COMMITTEE MEETINGS AND ACTION

1.	The majority of the members of the Audit Committee will constitute a quorum.

2.	The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.

3.	Any action required to be taken at a meeting of the Committee will nonetheless be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

4.	The Chair will make regular reports to the Board.

5.	The Committee may form and delegate authority to subcommittees or to one or more members of the Committee when appropriate.

6.	The Committee Secretary, or his designee, will give notice and keep minutes of all Committee meetings.

7.	The Committee will meet as often as may be deemed necessary or appropriate in its judgment, but not less frequently than quarterly, either in person or telephonically.

8.	The Committee will meet with the independent auditor and with management on a quarterly basis to review the Corporation’s financial statements and financial reports.

9.	The Committee will meet separately with management, the independent auditor and Internal Auditor, as appropriate.

10.	The Committee Secretary will prepare a preliminary agenda. The Chair will make the final decision regarding the agenda.

11.	The agenda and all materials to be reviewed at the meetings should be received by the Committee members as far in advance of the meeting day as practicable.

12.	The Committee Secretary should coordinate all mailings to the Committee members, to the extent practicable.

13.	The Committee may perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law as the Board deems necessary or appropriate.

Exhibit C

JACK IN THE BOX INC.
POLICY FOR AUDIT COMMITTEE PRE-APPROVAL OF SERVICES

Jack in the Box Inc. (the Company) and its Audit Committee are committed to ensuring the independence of the Auditor, both in fact and in appearance. Accordingly, all services to be provided by the independent auditors pursuant to this policy must be as permitted by Section 10A of the Securities Exchange Act of 1934.

The Audit Committee hereby pre-approves services to be rendered by the Company’s auditor as follows:

Audit and Audit Related Services

Subject to the limitations described below, the Audit Committee pre-approves the following services that management may request to be performed by the independent auditor that are an extension of normal audit work or enhance the effectiveness of the auditors’ procedures:

1)	Audits of employee benefit plans

2)	Audits of Jack in the Box Inc. subsidiaries and affiliates

3)	Consultation regarding the implementation of technical accounting standards

4)	Due diligence assistance on acquisitions

5) Services related to the independent auditors’ consent to the use of its audit opinion in documents filed with the Securities Exchange Commission or other state or federal governmental authorities

6)	Internal Control reviews

7) Agreed-upon or expanded audit procedures required to respond or comply with financial, accounting or regulatory matters

Tax Compliance Services

Subject to the limitations described below, the Audit Committee pre-approves the following tax compliance services that management may request to be performed by the independent auditor that are an extension of normal audit work and are not inconsistent with the attest role of the auditor:

1)	Review of federal, state or other income tax returns

2)	Due diligence tax advice related to prospective acquisitions

3)	Requests for rulings or technical advice from taxing authorities

4)	Assistance in complying with proposed or existing tax regulations

Pre-Approval Limitations

The non-audit services detailed above shall only be pre-approved by the Audit Committee subject to limitations as follows:

1)	Each individual service shall not exceed $25,000

2)	All services, in the aggregate, shall not exceed $50,000 in any fiscal year

3)	Each service shall be reported to the Audit Committee Chair prior to its inception

4) All new services shall be reported to the entire Audit Committee at each of its regular quarterly meetings

Other Services

For all services to be performed by the independent auditor that are not specifically detailed above, an engagement letter confirming the scope and terms of the work to be performed shall be submitted to the Audit

C-1

Committee for pre-approval. In the event that any modification of an engagement letter is required, such modification must also be pre-approved.

Authorized Delegate

The Audit Committee delegates to its Chairperson the authority to pre-approve proposed services as described above in excess of the fee limitations on a case-by-case basis provided that the entire Audit Committee is informed of the services being performed at its next scheduled meeting.

Competitive Bidding Process

Nothing in this policy should be read to imply that the independent auditors have a preferred supplier arrangement in respect to the services listed above. Certain services, by their nature, may only be performed by the independent auditor (i.e., issuing a consent or providing guidance on implementation of GAAP). For all other services, it would generally be expected that any significant engagements for services be subject to a competitive review process.

C-2

THIS PROXY S I SOLICIT ED ON BEHALF OF THE BOARD OF DIRECTORS PN
JACK N I THE BOX INC.
FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 15, 2008 AT 2:00 P.M.
MARRIOTT COURTYARD 8651 Spectrum Center Boulevard, San Diego, Cali fornia
The undersigned here by appoints Linda A. Lang, Jerry P. Rebel and Phillip H. Rudolph and each of t h em, acti ng by a majority or by one of h t em if only one s i acting, as a l wful proxies, with u f l power of substitution, o f r and n i h t e name of the undersigned, to vote on behalf of the undersigned, with all the powers h t e undersigned would possess f i personally present at the Annual Meeting of Stockholders of Jack n i h t e Box n I c., a Dela ware corporation, on February 15, 2008, or any postponements or adjournments thereof. The above named proxies are n i structed to vote all the undersig ned’s shares of stock on h t e pro posals set o f rth n i the Notice of Annual Meeting and Proxy State ment as specified on h t e other side hereof and are authorized in h t eir discreti on t o vote upon such oth er business as may properly come before the meeti ng or any postponements or adjournments thereof. This proxy when properly executed will be voted n i the manner directed herein by h t e undersigned stockholder. f I no dir ection s i made, this proxy will be vote d “FOR” all nominees il sted, and “FOR” Proposal 2. The Board of Directors r e commends a vote FOR t h e above proposals.
C ( ontinued, and t o be marked, dated and sig ned, on the other side)
Address Change/Comments ( M ark t h e cor e sponding box on h t e reve rse sid e)
FOLD AND DETACH HERE
You a c n n o w ccess a our y Jac k in the Box Inc. acount n o line.
Access your Jack n i t h e Box n I c. stockhold er account onlin e via Investor ServiceDir ect® (ISD).
The r t ansfer agent for Jack in h t e Box I n c. now makes t i easy and convenient to get current information on your stockholder account.
· View account statu s • View payment history o f r dividends
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· View book-entry n i o f rmation • Obtain a duplicate 1099 tax form
· Establish/change your PIN
Vi sit s u on t he web t a t htp : / www bnymel . lon.co m/ sha r o e w ner
For Tec hni a c l Assi t san e c Call 1 — 877-978-7778 e b t we n 9am — p 7 m Mon a d y- Frid a y Eastern iTme
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Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

THIS PROXY WILL BE VOTED AS DIRECTED, OR F I NO DIRECTION IS IN DICATED, WILL BE VOTED “FOR” THE PROPOSALS. Mark Here THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. for Add ress Cha nge or Com ments PLEASE SEE RE VERSE SID E
FOR WITHHOLD T I EM 1—Election of Directors ALL FOR AGA IN ST ABSTAIN
I T EM 2—Ratification of appointment of KPMG LLP as Nominees: ndependent i registered public accountants.
01 Michael E. Alpert 02 George Fellows 03 Anne B. Gust 04 Murray H. Hutchison 05 Linda A. Lang 06 Michael W. Murphy 07 David M. Tehle
(Instruction: To withhold authority t o vote f o r any ndividual i nominee write h t at nominee’s name below.) Signature Signature Date NOTE: Please sig n as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full tit le as such.
FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF N I TERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and tele phone voting are available t h rough 11:59 PM Eastern Time the day prior to Annual Meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET TELEPHONE http:/ www.proxyvotin g.com/jbx 1-866-540-5760
Use t h e Internet o t vote your proxy. OR Use any touch-tone telephone to Have your pr oxy card n i hand vote your proxy. Have your proxy when you access h t e web site. card n i hand when you call.
If you vote your proxy by I n ternet or by e t lephone, you do NOT need o t mail back your proxy card. To vote by mail , mark, sign and date your proxy card and return t i in h t e enclosed postage-paid envelope
Choose MLinkSM o f r fast, easy and secure 24/7 online access o t your future proxy materials, investment plan state me nts, ta x documents and mor e. Simply log on to Invest or Serv iceD irec t® at www.bnymellon.c om/shareowner/isd where step-by-ste p n i structio ns will prompt you through enrollment.
You can view the Annual Report and Proxy Statement on the n I ternet at http://www.jackinthebox.com/investors/proxy